As filed with the Securities and Exchange Commission on November 7, 2007

File No. 333-142255

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

2020 CHINACAP ACQUIRCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-5500605
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o

Surfmax Corporation

221 Boston Post Road East

Suite 410

Marlborough, MA 01752

(508) 624-4948

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

G. George Lu

Chairman, Chief Executive Officer and President

221 Boston Post Road East

Suite 410

Marlborough, MA 01752

(508) 624-4948

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael Blount, Esq.
Michel Feldman, Esq.	Gary I. Levenstein, Esq.
Mark A. Katzoff, Esq. Seyfarth Shaw LLP	John G. Nassos, Esq. Ungaretti & Harris LLP
131 S. Dearborn Street	Three First National Plaza
Suite 2400	Suite 3500
Chicago, IL 60603-5577	Chicago, IL 60602
(312)460-5000	(312) 977-4400
(312) 460-7000 – Facsimile	(312) 977-4405 – Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	8,625,000 Units	$8.00	$69,000,000	$2,118.30
Shares of Common Stock included as part of the Units(2)	8,625,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	8,625,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	8,625,000 Shares	$5.25	$45,481,250	$1,390.13
Warrants issued to insiders (“Insider Warrants”)	2,265,000 Warrants	$1.00	$2,265,000	$69.54
Shares of Common Stock underlying the Insider Warrants to the extent such Insider Warrants are subsequently transferred prior to exercise(4)	2,265,000 Shares	$5.25	$11,891,250	$365.06
Shares of Common Stock underlying the Insider Warrants to the extent such Insider Warrants are subsequently exercised by the Insiders(4)	2,265,000 Shares	—	—	—	(5)
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Underwriter’s Units”)(4)	550,000 Units	$10.00	$5,500,000	$168.85
Shares of Common Stock included as part of the Underwriter’s Units(4)	550,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	550,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	550,000 Shares	$5.25	$2,887,500	$88.65
Total			$136,825,100	$4,200.53

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,125,000 Units and 1,125,000 shares of Common Stock and 1,125,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	The filing fee is included in the $365.06 filing fee for the shares of common stock underlying the Insider Warrants above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion, November 7, 2007

$60,000,000

2020 CHINACAP ACQUIRCO, INC.

7,500,000 Units

2020 ChinaCap Acquirco, Inc. is a newly-formed Delaware corporation established to be a public acquisition company organized for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an operating business that either: (1) is located in China, (2) has its principal operations located in China, or, (3) in our view, would benefit from establishing operations in China. We will not seek control of such an operating business through contractual arrangements. According to the Economist Intelligence Unit, by the year 2020, China is expected to achieve purchasing power parity with the US, will have Gross Domestic Product at a level equal to that of the US and of the European Union and will match the US as the largest consumer market in the world. The management and directors of 2020 ChinaCap believe that given this trend there are leading Chinese companies ideally positioned to transform into global business leaders between now and the year 2020. 2020 ChinaCap’s objective is to serve as a vehicle to identify, invest in and manage such opportunities which may include both currently profitable companies and companies which are currently operating at a loss but which we believe have the potential to become profitable. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.25. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2008 [one year from the date of this prospectus], and will expire on                     , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Morgan Joseph & Co. Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph, for $100, as additional compensation, an option to purchase up to a total of 550,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Win Wide International Ltd. an entity in which George Lu, our Chairman, Chief Executive Officer and President, his spouse and Jianming Yu, one of our directors collectively own approximately 67% of the outstanding securities and Surfmax Co-Investments II, LLC (“Surfmax II”) a company currently wholly-owned by Mr. Lu, have committed to purchase from us a total of 2,265,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,265,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase will be placed in the trust account described below. The “insider warrants” to be purchased by Win Wide and Surfmax II will be identical to the warrants underlying the units being offered by this prospectus except the insider warrants may be exercisable on a cashless basis so long as such warrants are held by Win Wide or its affiliates or by Surfmax or its affiliates. The insider warrants to be sold to Win Wide and Surfmax II have been registered for resale under the registration statement of which this prospectus forms a part, but Win Wide and Surfmax II have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. To enforce this agreement, the warrants will be placed into an escrow account maintained by LaSalle Bank National Association, which will act as escrow agent, and will not be released until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol TTY.U on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols TTY and TTY.WS, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$60,000,000	$4,200,000	$55,800,000

(1)	Of the underwriting discounts and commissions, $2,100,000 ($0.28 per unit) is being deferred by the underwriters and will not be payable by us to them unless and until we consummate a business combination. Additionally, Morgan Joseph & Co. Inc. will receive an option to purchase up to a total of 550,000 units at $10.00 per unit with an estimated value, as described elsewhere in this prospectus, of $1,577,951.

$57,140,685 of the net proceeds of this offering (including $2,100,000 of underwriting discounts and commissions payable to the underwriters in this offering which is being deferred by them until we consummate a business combination), plus the additional $2,265,000 we will receive from the purchase of our warrants being made by Win Wide and Mr. Lu simultaneously with the consummation of this offering, for an aggregate of $59,405,685 (or $7.92 per unit sold to the public in this offering), will be deposited into a trust account at LaSalle Bank National Association with LaSalle Bank National Association acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination or our liquidation (which may not occur until                     , 2009 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2007.

MORGAN JOSEPH

GunnAllen Financial	Legend Merchant Group	Maxim Group LLC

                    , 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	“we,” “us,” “our company” or “2020 ChinaCap” refer to 2020 ChinaCap Acquirco, Inc.;

•	“initial shares” refers to the 1,875,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 in January 2007;

•

“insider warrants” refers to the 2,265,000 warrants we are selling privately to Win Wide International Ltd. (hereafter referred to as “Win Wide”), an entity in which George Lu, our Chief Executive Officer and President, his spouse and one of our directors collectively own approximately 67% of the outstanding securities, and to Surfmax Co-Investments II, LLC, a company currently wholly-owned by Mr. Lu (hereafter referred to as “Surfmax II”) upon consummation of this offering;

•	“China” refers to the People’s Republic of China, the Hong Kong Special Administrative Region and/or the Macau Special Administrative Region;

•	“business combination” refers to a merger, stock exchange, asset acquisition or other similar business combination;

•

the term “public stockholders” refers to the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in this offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares;

•

the term “trust account” refers to the trust account to be maintained at LaSalle Bank National Association with LaSalle Bank National Association serving as trustee into which the bulk of the proceeds of the offering plus the $2,265,000 in proceeds from the private placement of the insider warrants and $2,100,000 of underwriting discounts and commissions payable to the underwriters in the offering (which the underwriters have agreed will not be paid unless and until we consummate a business combination) shall be deposited; and

•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We were established to be a public acquisition company and were organized under the laws of the State of Delaware on August 21, 2006. We were formed for the purpose of completing a business combination with an operating business that either: (1) is located in China, (2) has its principal operations located in China, or, (3) in our view, would benefit from establishing operations in China. We will consider a potential target to have “principal operations located in China” if it either has a majority of its operations or personnel located in China, has the principal market for its products or services in China, or has a significant portion of its revenue subject to taxation by China or a significant portion of its business subject to Chinese regulation. We will consider a potential target to potentially “benefit from establishing operations in China” if, in our view the target could significantly gain operational efficiencies, develop market opportunities, or improve supply chain efficiency by establishing operations in China. Evaluation of these factors will involve subjective judgment by management, which will give us a great deal of discretion in determining whether a prospective target business is appropriate to pursue. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in China’s political, economic and social policies as well as certain fundamental changes affecting China and its neighboring countries. We believe that China represents a favorable environment both for making acquisitions and operating a target business for several reasons, including, among other things, the existence of a prolonged economic expansion within China, with gross domestic product growth of approximately 9.4% on average since 1988 and growth of 9.9% for 2005 (according to the International Monetary Fund’s Report on World Economic Outlook, dated April 2006), attractive valuations for target businesses within China, increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity, and access to a highly trained and educated workforce, as well as favorable labor rates and efficient, low-cost manufacturing capabilities.

The World Trade Organization (“WTO”), the global international organization dealing with the rules of trade between nations, has predicted that in 2007 China will overtake Germany to become the world’s second-largest trading nation measured by exports plus imports after the United States (the “US”). According to the Economist Intelligence Unit, by the year 2020, China will have achieved purchasing power parity with the US, will have Gross Domestic Product at a level equal to that of the US and of the European Union and will match the US as the largest consumer market in the world. According to the World Fact Book, in 2006 China was the second largest economy in the world on a purchasing power parity basis after the US. Given these trends, we believe there are leading Chinese companies well-positioned to transform into global business leaders between now and the year 2020 which may include both currently profitable companies and companies which are currently operating at a loss but which we believe have the potential to become profitable.

Notwithstanding these facts, there are various political and country risks of investing in Chinese businesses including, among others, the following:

Changes in political conditions in China and changes in the state of relations between China and the US and China and Europe are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. For instance, the US recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by China in industries that may affect our ultimate target business. Relations may also be compromised if the US or Europe becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely impair our pool of potential target businesses and prevent us from acquiring businesses that we would otherwise view as desirable candidates. One example of an industry subject to significant regulation is the telecommunications industry. A foreign investor is only permitted to hold a minority stake in a telecommunications enterprise operating a basic telecommunications business (other than wireless paging business) and 50% in a telecommunications enterprise operating a value-added telecommunications business (including wireless paging).

In order to control inflation in the past, China has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions in the future may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Our management team and board of directors are experienced in starting, financing, growing, sourcing, structuring and consummating business combinations in China as well as in North America. With their prior experience and extensive contacts, we believe George Lu, our Chairman and Chief Executive Officer, Louis Koo, our Vice Chairman and Chief Financial Officer, Yuxiao Zhang, our Executive Director and Vice President and our non-executive directors are well positioned to identify, consummate and manage acquisitions in China.

Mr. Lu, our Chairman and Chief Executive Officer, is the founder of Surfmax Corporation, an Illinois corporation (hereinafter referred to as “Surfmax”) that was established in 1997 whose investment focus is on making private equity investments in China. Mr. Lu also serves as Director of Kingsoft Corporation, a leading Chinese software and digital entertainment company in the process of transforming itself into a global technology company.

Louis Koo, our Vice Chairman, Chief Financial Officer, and Principal Accounting Officer, is the founder and managing director of Hercules Capital Limited, a Hong Kong based financial advisory firm focused on advising and financing transactions involving Chinese enterprises and Hong Kong companies. He previously served as Chief Executive Officer of Silvernet Group Limited, a company focused on investing in technology-enabled companies in China and prior to that he was managing director and head of corporate finance of ABN Amro Asia Corporate Finance Limited for 11 years.

Mr. Zhang, our Executive Director and Vice President, is Chief Financial Officer and Executive Director of Xingda International Holdings Limited and played a pivotal role in Xingda International’s recent transformation into the largest steel cord producer in China and a leading manufacturer of tire reinforcement material worldwide. In December 2006, Xingda International completed an initial public offering of its securities on the Stock Exchange of Hong Kong Limited. Mr. Zhang also has past experience with investing in China through his association with the Cathay Fund and Clemente Capital Asia Ltd.

The directors of 2020 ChinaCap currently collectively serve on the boards of ten publicly traded companies, most of which are listed on the Stock Exchange of Hong Kong Limited or the Shanghai Stock Exchange and one of which is listed on the New York Stock Exchange. As a result, they have extensive experience in corporate governance, corporate strategy and business management in both China and in the US. Some members of the board are active partners in leading private equity funds in Asia, including GIC Special Investments Pte Ltd., (GIC SI) the private equity arm of the Government of Singapore Investment Corp. Pte Ltd. and have extensive contacts and transactional experience ranging from sourcing and execution to management and exit. The team has successfully executed complex China related transactions and has experience in managing the process of obtaining governmental and regulatory approvals, conducting business, legal and financial due diligence, managing cross border transactions and maintaining compliance requirements within different jurisdictions. Collectively, the group has over 60 years of experience investing in Chinese businesses and a number of our management and directors have experience working together with companies such as Xingda International and Kingsoft Corporation in facilitating their transformation into participants in the global marketplace. None of our management or directors have ever been previously associated with another public acquisition or “blank check” company.

We do not have any specific business combinations under consideration and we have not (nor has anyone on our behalf) contacted any prospective target businesses or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company. Additionally, we have not, nor has anyone on our behalf, taken any measures, directly or indirectly, to identify or locate any suitable business combination candidates, nor have we engaged or retained any agents or other representatives to identify or locate any acquisition candidates. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. Moreover, we cannot assure you that our officers will have significant experience or knowledge relating to the operations of the particular target business. While it is possible that some or all of our officers will remain in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination and they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements with the management of the target business.

Our initial business combination must be with a target business whose fair market value is equal to at least 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities) although this may entail simultaneous business combinations of multiple operating businesses. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value, where appropriate. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the fair market value of the target business meets the 80% threshold. To reduce potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with any member of our board of directors, management or initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. In the event that we obtain such opinion, we will file it as an exhibit to any proxy statement filed with the Securities and Exchange Commission in connection with our business combination. If we decide to simultaneously complete business combinations with multiple businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability to, complete a qualifying business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the combined companies into a single operating business. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and our liabilities as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. Except in connection with a reverse merger or other transaction in which we issue a substantial number of new shares to acquire a target where our stockholders immediately prior to the transaction may own less than a majority of our shares subsequent to the transaction, we will only consummate a business combination in which we acquire majority voting control of the target. The key factors that we will rely on in determining majority voting control would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. With respect to business combinations that involve co-investors, we will measure majority voting control based on the equity interests acquired and controlled by us and the control over the governing body of the target that we may exercise, and not on equity interests acquired by the co-investors. We will not consider any transaction that does not meet such criteria.

The target business with which we complete a business combination may have a fair market value substantially in excess of 80% of our net assets. In order to consummate a business combination, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of the target business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current plan to do so.

Our principal executive offices are located at 221 Boston Post Road East, Suite 410, Marlborough, MA 01752, and our telephone number is (508) 624-4948.

Risks

An investment in our securities involves a high degree of risk. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a public acquisition company. In addition, you should consider that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 “blank check” offerings.

You should carefully consider this and the other risks which are set forth in detail in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

THE OFFERING

Securities offered:	7,500,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Morgan Joseph allow separate trading of the common stock and warrants until after we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Morgan Joseph has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. Once the common stock and warrants are eligible to trade separately, the units will continue to trade along with the common stock and warrants. In order for a unitholder to separate his units into common stock and warrants, the holder’s broker will need to request the transfer agent to separate such units.

Private Placement

Win Wide and Surfmax II have irrevocably agreed to purchase an aggregate of 2,265,000 warrants, of which Win Wide shall purchase 1,860,000 warrants and Surfmax II shall purchase 405,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,265,000), pursuant to the warrant purchase agreement and a letter agreement among 2020 ChinaCap, Morgan Joseph, Win Wide and Surfmax II. We refer to these 2,265,000 warrants as the insider warrants throughout this prospectus. The insider warrants will be purchased separately and not in combination with ordinary shares in the form of units. Win Wide is a British Virgin Islands International Business Company in which Mr. Lu, his spouse and one of our directors collectively own approximately 67% of the outstanding securities. Surfmax II is a Delaware limited liability company currently wholly-owned by Mr. Lu. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants may be exercisable on a cashless basis so long as such warrants are held by Win Wide or an affiliate or by Surfmax II or an affiliate. Additionally, Win Wide and Surfmax II have agreed pursuant to separate letter agreements among 2020 ChinaCap, Morgan Joseph, and each of Win Wide and Surfmax II that the insider warrants will not be sold or transferred by them until after we have completed a business combination. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations as described in this prospectus, then the $2,265,000 purchase price of the insider warrants will become part of the amount payable to our public shareholders upon our automatic dissolution and subsequent liquidation of the trust account, and the insider warrants will expire worthless.

Common stock:
Number outstanding before this offering	1,875,000 shares
Number to be outstanding after this offering	9,375,000 shares

Warrants:

Number outstanding before this offering	0 warrants
Number of insider warrants to be sold	2,265,000 warrants
Number to be outstanding after this offering and sale to insiders	9,500,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.25

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (including the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Morgan Joseph), with the prior consent of Morgan Joseph,

•	in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders with a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

George Lu, our Chief Executive Officer and President, his spouse and one of our directors collectively own approximately 67% of the outstanding capital stock of Win Wide, the purchaser, along with Surfmax II of the insider warrants. Mr. Lu currently owns all of the outstanding membership interests of Surfmax II. Win Wide and Surfmax II will be entitled to exercise their insider warrants for cash or on a “cashless basis.” As a result, our Chief Executive Officer and President, who is also a member of both Win Wide and Surfmax II, and our director who is also a member of Win Wide may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

Proposed American Stock Exchange symbols for our:

Units	TTY.U
Common stock	TTY
Warrants	TTY.WS

Offering proceeds to be held in trust

$57,140,685 of the proceeds of this offering plus the $2,265,000 we will receive from the sale of the insider warrants (for an aggregate of $59,405,685 or $7.92 per unit sold to the public in this offering) will be placed in a trust account at LaSalle Bank National Association, maintained by LaSalle Bank National Association, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $2,100,000 of underwriting discounts and commissions payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to complete a business combination with a target business. Notwithstanding the foregoing, there can be released to us, from time to time, interest earned on the funds in the trust account of up to an aggregate of $1,350,000, net of taxes, to fund expenses related to investigating and selecting a target business, income and other taxes and our other working capital requirements. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $150,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees or other cash payments paid to our existing stockholders, officers, directors, special advisors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction) other than:

•	repayment of an aggregate of $130,000 in non-interest bearing loans made by one of our officers and by a company controlled by our officers;

•	payment of a $7,500 per-month fee to Surfmax Corporation, a company wholly-owned by George Lu, our Chief Executive Officer and President, for office space and general and administrative services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

If any of such individuals desire to remain associated with us following a business combination, they may negotiate employment or consulting agreements that could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination.

Certificate of Incorporation

There are specific provisions in the form of our second amended and restated certificate of incorporation, which will be filed prior to the consummation of this offering, that (i) can only be amended upon the affirmative vote of holders of 95% of the shares issued in this offering and (ii) may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. However, the validity of such supermajority voting provisions and restrictions on amendment under Delaware law has not been settled. A court could conclude that such restrictions constitute a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the second amended and restated certificate of incorporation would be amendable and may further be amendable without such supermajority consent. Any such amendment in contravention of our stated restrictions could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend these provisions.

Our second amended and restated certificate of incorporation also provides that we will continue in existence only until             , 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our second amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our second amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by             , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination

Pursuant to our second amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the business combination would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our second amended and restated certificate of incorporation. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve our business combination at least ten (10) days prior to such record date. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Such existing shareholders have agreed that any shares of our common stock purchased by them in or after this public offering will be voted in favor of any such business combination. Accordingly, any purchase of our shares by our officers and directors, including all of our existing shareholders, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that our existing stockholders have in a business combination being consummated, it is possible that our existing stockholders will acquire securities from public stockholders who have elected to redeem their shares of our common stock in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 30% or more of our public stockholders would have elected their redemption rights, or 51% of our public stockholders would have voted against the business combination, but for the purchases made by our existing stockholders). Although we do not know for certain the factors that would cause our existing stockholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to approximately 29.99% of the public stockholders may exercise their conversion rights and the business combination may still proceed.

Conversion rights for stockholders voting to reject a business combination

Pursuant to our second amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account less any amounts distributed to us, as described above, at an initial per-share conversion price of approximately $7.92, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination

As described above, if we have not consummated a business combination by             , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may potentially be brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we are obligated to have all significant vendors and service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our executive officers, one of our directors, Jianming Yu, and certain entities controlled by our executive officers and Dr. Yu have agreed to indemnify us, jointly and severally for any loss, liability, claim, damage and expense to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

In the event that our board of directors determines that it is in our best interest to bring a claim against our executive officers, directors and certain entities they control to enforce our right to obtain indemnification from them, our directors will have a fiduciary obligation to cause us to bring such a claim. However, we cannot assure you that the indemnifying persons and entities will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest (net of taxes) then held in the trust account.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares but not with respect to shares of common stock purchased by our existing stockholders in this public offering or in the aftermarket. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Lu, Koo and Zhang and Dr. Yu have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek or accept repayment for such expenses from us.

Escrow of existing stockholders’ shares and insider warrants

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares, and Surfmax II and Win Wide will place the insider warrants, into an escrow account maintained by LaSalle Bank National Association, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to immediate family members upon the stockholder’s death and trusts for estate planning purposes, while remaining in escrow), (i) the common stock will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of a business combination or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities and (ii) the insider warrants will not be transferable and will not be pledged or otherwise encumbered during the escrow period and will not be released from escrow until the consummation of the business combination. The escrow agreement does not provide for release of the shares or warrants under any other terms. Our underwriters are third party beneficiaries of the escrow agreement, and the agreement cannot be modified or changed without the prior consent of Morgan Joseph. Our public stockholders are not third party beneficiaries to the agreement. In addition, until the earlier of a business combination or liquidation of the trust account, George Lu, our Chairman, Chief Executive Officer and President, his spouse Yanmei May Yang and Jianming Yu, one of our directors, who collectively own approximately 67% of the outstanding capital stock of Win Wide, have agreed not to sell, assign or otherwise transfer, pledge or encumber the securities of Win Wide that they own, subject to certain limited exceptions such as transfers to immediate family members upon the Win Wide stockholder’s death and trusts for estate planning purposes. Mr. Lu, who currently owns all of the outstanding membership interests of Surfmax II, has agreed to identical restrictions on transfer with respect to the securities of Surfmax II that he owns.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	August 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital(deficiency)	$(658,763)	$58,092,868
Total assets	$720,496	$59,562,868
Total liabilities	$713,313	$1,470,000
Value of common stock which may be converted for cash(2)	$—	$17,821,698
Stockholders’ equity	$7,183	$40,271,170

(1)	Excludes the $100 purchase price of the unit purchase option payable by Morgan Joseph & Co. Inc. Includes the $2,265,000 we will receive from the sale of the insider warrants to Win Wide and Surfmax II.

(2)	This represents the maximum aggregate amount of cash that could be received by public stockholders electing to convert their shares into cash. If a business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $7.92 per share (plus any accrued interest), which amount represents $7.64 per share from the proceeds of this offering and the private placement and $0.28 per unit of deferred underwriting discounts and commissions which the underwriters have agreed to forfeit to pay converting stockholders.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs of this public offering and the repayment of the accrued and other liabilities required to be repaid.

The working capital deficiency excludes $665,946 of costs related to this offering which were paid or accrued prior to August 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The working capital and total assets amounts include the $57,305,685 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $2,100,000 ($0.28 per unit) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon less up to $1,350,000, net of taxes, that may be released to us to fund our working capital requirements, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 29.99% of the 7,500,000 shares sold in this offering, or 2,249,999 shares of common stock, at an initial per-share conversion price of approximately $7.92 (for a total of approximately $17,821,698) without taking into account interest earned on the trust account. The deferred underwriting discounts and commissions will only be paid to the underwriters upon completion of a business combination and only with respect to those units for which component shares are not converted. Accordingly, payment of a portion of the deferred underwriting discounts and commissions to the converting stockholders will reduce the amount payable to the underwriters if we consummate a business combination ($2,100,000).

The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

However, the amount our public stockholders may receive pursuant to the exercise of redemption rights afforded to such stockholders is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our executive officers and directors and certain entities controlled by them.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to complete a business combination with an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective business combination candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution to our public shareholder will be less than the initial offering price of $8.00 for the units. The per share liquidation value will be reduced from the initial $8.00 amount by the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. The per share liquidation value will be $7.92 per share, plus interest earned thereon (net of amounts released to us of up to $1,350,000 and net of taxes payable thereon). This amount includes the net proceeds of this offering and the private placement of the founding director warrants. It also includes $2,100,000 ($0.28 per share) of deferred underwriting discounts and commissions which are only payable to the underwriters if we consummate a business combination. We will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations. In addition our executive officers, one of our directors and certain entities they control have agreed to indemnify us under certain circumstances for such liabilities and obligations to the extent necessary to insure that the proceeds in the trust account are not reduced by the claims of target businesses or the claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, if we fail to maintain a sufficient reserve for liabilities and our indemnifying officers, directors and entities they control cannot satisfy indemnification claims, we cannot assure you that stockholders will not be liable for such amounts to creditors to the extent of funds distributed by us to our stockholders. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

If the net proceeds of this offering not being placed in trust together with the interest we may draw from the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including the up to $1,350,000 we may draw in interest, net of taxes, from the trust account, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We will depend on interest earned on the trust account to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, only approximately $150,000 will be available to us initially outside of the trust account to fund our working capital requirements. We therefore will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $1,350,000, net of taxes, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders or others to operate or may be forced to liquidate.

You will not be entitled to protections normally afforded to investors of “blank check” companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the US securities laws. However, since our units are being offered at an initial price of $8.00 per unit, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly available information, we have identified approximately 129 similarly structured public acquisition companies that have gone public since August 2003. Of these companies, only 38 companies have consummated a business combination, while 7 have liquidated or will be liquidating. The remaining approximately 84 public acquisition companies have more than $10.8 billion in trust and are seeking to complete business acquisitions. Of these companies, only 26 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 58 public acquisition companies with more than $7.6 billion in trust that are seeking, or will be seeking, to complete business combinations. Furthermore, the fact that only 38 of such companies have completed business combinations and only 30 other of such companies have entered into definitive agreements or letters of intent for business combinations and 7 have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a public acquisition company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a public acquisition company.

There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included: management’s perceptions of the number of potential competitors that exist to acquire businesses we may find attractive, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire, management’s belief; based in part on their investment experience with the Chinese markets, as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity and the underwriters’ assessment of market conditions for public acquisition companies with an investment focus similar to ours. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results that could provide a basis for such determination. Therefore, it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents. In such event, management might not be able to consummate a business combination, and we may be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced in which case the per-share liquidation price received by stockholders would be less than $7.92 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders, and we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest, (net of (1) any taxes due on such interest income, which taxes, if any, shall be paid from the trust account and (2) up to $1,350,000 of interest income from the trust account, net of taxes, that may have been released to us to fund working capital requirements), due to such claims. If we are unable to complete a business combination and are forced to liquidate, our executive officers, one of our directors and certain entities they control have jointly and severally agreed to reimburse us for our debts to vendors, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Based on the information provided to us in the director and officer questionnaires in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our indemnifying executive officers, director, and the entities they control will be able to satisfy those obligations. In addition, our indemnifying executive officers, director, and the entities they control have not agreed to reimburse us for any debts or obligations to vendors other than service fees (and related disbursements) or product purchase prices such as those relating to a potential tort claim. We believe the likelihood of our indemnifying executive officers, director, and the entities they control having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account. In the event that we liquidate and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our second amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when investors desire to exercise warrants, thus precluding investors from being able to exercise their warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have a contractual obligation to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. We intend to comply with this obligation, but we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the value of the warrants held by public stockholders may be greatly reduced, the market for such warrants may be limited and such warrants may expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the insider warrants may be exercisable for unregistered shares of common stock.

We cannot guarantee that we will be able to register the shares underlying the warrants under the applicable state securities laws, in which case the holders of such securities may not be able to exercise them.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on the American Stock Exchange (or become listed on another national securities exchange which would provide an exemption from registration in every state), or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the value of the warrants may be greatly reduced, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants prior to their expiration if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. If the warrants expire unexercised, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our second amended and restated certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 4,760,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriter) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering to issue additional securities, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel such as George Lu, Louis Koo and Yuxiao Zhang, three of our officers and directors, may remain with the target business in senior management or advisory positions following a business combination, we do not have employment agreements with any of these individuals, and therefore they are not required to remain with us following a business combination. Furthermore, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to us.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, potentially resulting in their making a recommendation for a business combination that is less advantageous to us and our stockholders than other available alternatives. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could negatively affect our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of our management’s current business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Some of our officers and directors are, and others may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Some of our officers and directors are, and others may in the future become affiliated with entities, including other public acquisition companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be able to pursue such business combination opportunity. Certain members of our management are currently affiliated with the following such entities: Surfmax Corporation, Hercules Capital Limited, CDH Venture Capital Management Company and New Horizon Fund. For a complete discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

All of our officers and directors own shares of our common stock and some will indirectly own warrants which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering and Win Wide and Surfmax II, will be purchasing insider warrants upon consummation of this offering. Mr. Lu, his spouse and one of our directors collectively own approximately 67% of Win Wide’s outstanding securities. Mr. Lu currently owns all of the outstanding securities of Surfmax. Such individuals have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and in completing a business combination on a timely basis. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. For example, since our officers and directors paid significantly less for shares of our common stock than the public offering price per share, they could benefit if we effected a business combination that resulted in our common stock being valued at a price that would result in a loss for our public stockholders.

Because our existing officers and directors may not receive reimbursement for some of the out-of-pocket expenses incurred by them unless a business combination is consummated, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account, including interest income of $1,350,000, net of taxes, unless the business combination is consummated. The amount of available proceeds is based on management’s estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our executive officers and directors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which, if not agreed to by the target business’ owners, could cause our executive officers and directors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our executive officers and directors may have a potential conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target business with which we complete a business combination or that the price we are paying for the business is fair to our stockholders from a financial point of view.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets. We are also not required to obtain an opinion from such an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with one or more of our officers, directors, special advisors, existing stockholders or their affiliates. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

It is possible that we will only be able to complete one business combination with the proceeds of this offering and the private placement, which will cause us to be solely dependent on a single business.

The net proceeds from this offering and the private placement will provide us with approximately $56,690,695 which we may use to complete a business combination. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such business combination, although this may entail the simultaneous business combinations of multiple operating businesses. While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous business combinations of multiple operating businesses from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other public acquisition companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Unlike most other public acquisition company offerings which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, which will make it easier for us to receive stockholder approval for a business combination which some stockholders vote against. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration or by issuing notes for a portion of the purchase price. Accordingly, this higher redemption threshold of 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than public acquisition companies for target businesses, including venture capital funds, leveraged buyout funds and operating businesses competing for business combinations. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that with the net proceeds of this offering there are numerous potential target businesses with which we could complete a business combination, our ability to compete in completing a business combination with certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the business combination of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay or preclude the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 64 of the 129 public acquisition companies that have gone public in the US since August 2003 have either consummated a business combination or entered into a definitive agreement or letter of intent for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held public acquisition companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders (which in our case may be up to 30% of the shares held by public stockholders, which may make it easier for us to receive stockholder approval for a business combination, rather than the 20% threshold of most other public acquisition companies), we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). With respect to any vote on a business combination, our executive officers and directors have agreed to vote the shares they currently hold in accordance with the majority in interest of the public stockholders. However, any shares of common stock acquired by existing stockholders in this offering or by existing stockholders in the open market after this offering will be considered as part of the holding of the public stockholders and will have the same voting rights as other public stockholders with respect to a potential business combination. Accordingly, they may vote the shares acquired by them in this offering or in the open market as they choose with respect to a proposal to approve a business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing more units than indicated above in this offering or from purchasing securities in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination and make it more likely that a business combination is approved. Although we do not know for certain the factors that would cause our existing stockholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

Our existing stockholders paid an aggregate of $25,000, or $0.013 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.33% or $2.35 per share (the difference between the pro forma net tangible book value per share of $5.65 and the initial offering price of $8.00 per unit). Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination, as well as dilute the ownership interests of stockholders.

We will be issuing warrants to purchase 7,500,000 shares of common stock as part of the units offered by this prospectus. We will also issue an option to purchase 550,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 550,000 warrants. We have also issued the insider warrants to purchase 2,265,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and the option could make us a less attractive business combination vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of completing a business combination with the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and the option are exercised, you may experience dilution to your holdings as a result of the increase in the number of shares of common stock outstanding.

If our existing stockholders exercise their registration rights with respect to their initial shares, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time after their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their initial shares, then there will be an additional 1,875,000 shares of common stock (or 20% of the outstanding common stock following this offering) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of completing a business combination with the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if it does develop, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and the price of our units.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the price of our units and the underlying stock and warrants.

The due diligence process that we undertake in connection with reviewing potential candidates for a business combination may not reveal all facts that may be relevant in connection with a business combination.

Before deciding to engage in a business combination, we will conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each potential target. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any potential target may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such target which may result in our completing a business combination with an unsuitable target or ascribing a value to a target in excess of its actual value. Given that many potential targets will be located outside of the US, it may be more difficult for us to obtain reliable information regarding such targets than companies located inside the US due to differences in accounting practices and other factors. Moreover, such an investigation will not necessarily result in a business combination being successful.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in US “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Risks Related to Operations in China

Business combinations involving companies with operations in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

China’s economic, political and social conditions, as well as government policies, could affect our business. China’s economy differs from the economies of most developed countries in many respects.

According to the National Bureau of Statistics of China, China’s GDP has grown consistently since 1978. However, we cannot assure you that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we effect a business combination, the ability of that target business to become profitable.

China’s economic growth has been uneven, both geographically and among various sectors of the economy. China’s government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by Chinese government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

China’s economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years China’s government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by China’s government. In addition, China’s government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

China has recently been admitted into the World Trade Organization, or WTO, the global international organization dealing with the rules of trade between nations. It is believed that this will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the US. However, China has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods. There currently also exists a trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China’s economy.

Adverse changes in economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for products we ultimately produce or sell, or services we offer, following a business combination.

Since the late 1970’s, the Chinese government has been reforming the economic system in China. These reforms have resulted in significant economic growth. However, we cannot predict the future direction of economic reforms or the effects such measures may have on our future business following a business combination. Any adverse change in the economic conditions in China, in policies of the Chinese government or in laws and regulations in China, could have a material adverse effect on the overall economic growth of China and the development of the target business.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by Chinese government authorities such that we may not be able to complete a business combination.

On August 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations which became effective on September 8, 2006 governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside China. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process which may, depending on the structure of the transaction, involve variously the Ministry of Commerce (MOFCOM), the provincial-level commerce authorities, the State Administration of Industry and Commerce (SAIC) or its local branch offices, the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission, and China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depend on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Generally speaking, in absence of any unusual complexity and where the transaction does not involve an acquisition of a Chinese company which carries on business which is sensitive to the PRC authorities, the approval process can normally be completed within 4 to 6 months depending on the structure of the transaction.

The merger and acquisition regulations were only promulgated in August 2006 and accordingly the internal practices and procedures involved in the approval process are still developing. The approval timeline is generally subject to various factors which may affect the actual time required for obtaining the approval. The approval can only be granted by the PRC authorities when the application documents submitted are complete and in order. It is not uncommon that the PRC authority will request the provision of additional documents or raise further queries during the approval process. In addition, the approval applications normally need to go through different levels of governmental authorities starting from the district level authority, and proceeding to the city level authority and then the provincial level authority. Different governmental bureaus may be involved in the approval process or sometimes the approval process may require internal consultation among different divisions in a single bureau. The time required for obtaining the approval will also depend on the manpower and resources of the authority concerned and the volume of the application documents. Change in PRC law and/or the practices adopted by the relevant authorities may also prolong the approval process.

If obtained, approvals will have expiration dates by which a transaction must be completed. Also, certain types of completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction.

If the transaction was unwound, the consideration paid to the target business would be returned to us and we would then be forced to either attempt to complete a new business combination if it was prior to twenty four months from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders and dissolve and liquidate.

It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the parties involved and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because China merger and acquisition regulations of September 8, 2006 permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a business combination that is acceptable to our stockholders or sufficiently protect their interests in a business combination.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM or the provincial-level commerce authorities and the other governing agencies through submissions of an appraisal report, a feasibility study report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of one year. Because the Chinese authorities have expressed concern with so-called roundtrip investment pursuant to which Chinese residents would use an offshore vehicle to invest in domestic companies thus turning them into foreign investment enterprises (FIEs), regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment in the case of such roundtrip investment. Domestic acquisition transactions may not cause over-concentration to eliminate or restrict competition, disturb the socio-economic order or damage the public interest, or lead to losses to state-owned assets. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders interests in an acquisition of a Chinese business or assets.

China merger and acquisition regulations of September 8, 2006 have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an attractive business combination.

Under Chinese merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for transactions in which any of the following specified criteria are present: a Chinese market turnover by any of the parties to the acquisition during the current year exceeding 1.5 billion Chinese Renminbi; the foreign investor’s acquisition of more than 10 enterprises in related industries in China within one year; control of 20% or more of the Chinese market on a pre-transaction basis, or control of 25% or more of the Chinese market as a result of the transaction. An antitrust review may also be initiated at the request of a competing domestic enterprise or the relevant functional authority or trade association. In addition, certain mergers and acquisitions among foreign companies occurring outside of China could also be subject to antitrust review in China which is similar to US anti-trust law concepts. The regulations use various economic aspects of the parties or markets to bring a transaction outside of China under scrutiny, including any one of the level of sales or assets within China, control of 20% or more of the Chinese market on a pre-transaction basis, or control of 25% or more of the Chinese market as a result of the transaction. Exemptions may be sought from the

MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies, bring in management talent and increase international competitiveness, or (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any business combination that we contemplate will be subject to these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential business combination, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators wide latitude in the approval process and which will cause uncertainty regarding our ability to complete a business combination on a timely basis.

The merger and acquisition regulations set forth many specific requirements, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty regarding the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty over whether or not a business combination will be completed until approvals are sought or until the preliminary approvals are obtained.

If relations between China and the US or Europe deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between China and the US or Europe is subject to sudden fluctuation and periodic tension. For instance, the US recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by China in industries that may affect our ultimate target business. Relations may also be compromised if the US or Europe becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in China and changes in the state of Sino-US and Sino-European relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between China and either the US or Europe.

If China imposes restrictions to reduce inflation, future economic growth in China could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of China has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, China has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Currency policies and issues may cause a target business’ ability to succeed in the international markets to be diminished or could negatively impact the target business’ results of operations.

Historically, China “pegged” its currency to the US dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for US currency, as opposed to having a floating value like most other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, China recently reformed its economic policies to establish a floating value for its currency. As a result of this policy reform, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Furthermore, because one of our objectives is to complete a business combination with a target business having its primary operating facilities located in China, and because substantially all revenues and income would be received in a foreign currency such as Renminbi, the main currency used in China, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the US dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the Renminbi to the US dollar. Under the new policy, the Renminbi is permitted to fluctuate within a managed band based on market supply and demand and by reference to a basket of certain foreign currencies. This change in policy has resulted in an approximately 4.5% appreciation of the Renminbi against the US dollar between July 21, 2005 and March 20, 2007. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-US operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-US currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse effect on our business, financial condition and operating results. The value of Renminbi against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will likely be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert US dollars into Chinese Renminbi for our operations, appreciation of this currency against the US dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into US dollars for other business purposes and the US dollar appreciates against this currency, the US dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the US dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Exchange controls that exist in China may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be inspected annually, FIEs are allowed to open foreign currency accounts including a “basic account” and a “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that China regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a Chinese state-owned company contains stringent governmental regulation comprising the Provisional Regulations on Using Foreign Investment to Reorganize State-owned Enterprises promulgated by SAIC and SAFE on November 8, 2002, effective from January 1, 2003 and the Provisional Measures on the Administration of the Transfer of State-Owned Property Rights in Enterprises promulgated by the SASAC and the Ministry of Finance on December 31, 2003, effective from February 1, 2004.

The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange”, and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation”. The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee.

In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees.

Therefore, any investment by us in a state-owned company could be subject to additional costs, delays and uncertainties.

If China enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely impair our pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

One example of an industry subject to significant regulation is the telecommunications industry. A foreign investor is only permitted to hold a minority stake in a telecommunications enterprise operating a basic telecommunications business (other than wireless paging business) and 50% in a telecommunications enterprise operating a value-added telecommunications business (including wireless paging). On July 13, 2006, the Ministry of Information Industry (MII) issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value-added telecom services. The notice explicitly prohibits domestic telecoms companies from leasing, transferring or reselling in any form their telecoms business licenses to foreign investors under another guise or to provide facilities to foreign investors to illegal operate telecoms business in China. The notice requires that the operators of value-added telecom services themselves or their shareholders own and control the internet domain names and registered trademarks used in their business. The operators should also have facilities and premises which shall comply with their approved business scope and be commensurate with the value-added telecom services that they are approved to operate. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and the government has provided that the new regulations apply retroactively and provides for audit procedures. The failure to comply may cause the MII to terminate a telecommunications license or otherwise modify existing agreements or require the disposition of the assets by the foreign entity. Any anticipated foreign investment in such businesses will be subject to prior approval by the MII or the provincial level information industry authority, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in a highly regulated sector such as telecommunications may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted as a result of an unfavorable but permitted transaction structure.

Recent regulations relating to offshore investment activities by China residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire China companies.

Regulations were issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, Chinese government authorities in connection with direct or indirect offshore investment activities by Chinese residents and Chinese corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by Chinese residents in offshore companies. In the event that a Chinese shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, Chinese subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of Chinese subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under Chinese law for foreign exchange evasion.

It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the parties involved and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

As a result of the lack of supporting rules implementing the SAFE regulations, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, if we acquire a target business we may not be able to enforce our rights within China or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. While we are not aware of any laws or regulations currently in effect that would limit our ability to consummate a business combination, we cannot assure you that changes in Chinese laws will not occur in the future. We also cannot assure you that, if we acquire a target business, the target business will be able to enforce any of its material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws and contracts in China may not be as certain in implementation and interpretation as in the US. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, implementation of intellectual property-related laws has historically been ineffective in China, primarily because of difficulties in enforcement and ambiguities in Chinese laws and, therefore, to the extent we invest in a business relying upon proprietary intellectual property we may not be successful in stopping or limiting any activities by others that might infringe on such intellectual property. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Because some of our directors and officers reside outside of the US and, after the consummation of a business combination, substantially all of our assets will be located outside of the US, investors may have difficulty enforcing their legal rights against such individuals.

All of our directors and officers other than George Lu and William Sharp reside outside of the US and, after the consummation of a business combination, substantially all of our assets will be located outside of the US. As a result, investors in the US may not be able to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of US courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws or other Federal or state laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the US. Further, extradition treaties now in effect between the US and China are unclear as to whether effective enforcement of criminal penalties of the Federal securities laws would be permitted.

If our management following a business combination is unfamiliar with US securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with US securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to US generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of US Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, US generally accepted accounting principles and audited in accordance with US generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, US generally accepted accounting principles and audited in accordance with US generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination.

If certain exemptions within China regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our stockholders following a business combination.

According to China’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from China derived from a foreign enterprise which has no establishment in

China is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax or the tax rate is reduced under the Applicable Foreign Enterprises Tax Law or through the operation of bilateral tax treaties. Currently, profits derived by a stockholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our stockholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments which may limit our ability to pay dividends to you.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its after-tax distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us which in turn would potentially leave us with less cash available to pay dividends to our stockholders.

The legal authorities in China are in the process of evaluating prior tax and fee benefits provided to foreign investors and companies to encourage development within the country such that these benefits may be lessened or removed with the consequence that expenses may rise, impacting margins and net income.

On March 16, 2007, China enacted the Enterprise Income Tax Law of the People’s Republic of China (“Unified Tax Law”). Effective January 1, 2008, the Unified Tax Law has consolidated the separate income tax regimes applicable to domestic Chinese enterprises and FIEs. The unified regime provides for a 25% income tax rate that applies equally to domestic enterprises and FIEs. FIEs established prior to March 16, 2007 shall be able to continue enjoying the tax preferences previously available to FIEs, but all those established after this date will be subject to the new regime. Whereas under the previous regime, FIEs engaged in manufacturing were generally eligible for tax incentives, such incentives have under the new Unified Tax Law been reserved for certain new and high-technology enterprises and certain other qualifying enterprises. The Unified Tax Law sets forth general principles and it is expected that implementing regulations will be issued that will clarify certain areas of the law that are now unclear. The criteria for qualifying as new and high-technology enterprise and for the other tax benefits under the Unified Tax Law are yet to be clarified and as a result it is not clear what the global impact will be on the tax burden of FIEs. Overall, it is likely that the cost of operating in China will increase for those companies and entities that have had various tax and fee advantages in the past.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in US dollars than the US dollar amount that you will actually ultimately receive.

If you are a US holder, you will be taxed on the US dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of US dollars when the payment is in fact converted into US dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a US holder will be the US dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the US dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into US dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into US dollars, you will be taxed on a larger amount in US dollars than the US dollar amount that you will actually ultimately receive.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the US Foreign Corrupt Practices Act, which generally prohibits US companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China, particularly in any industry that may deals with contracts from the Chinese Government. We can make no assurance that, when hired, officers, employees or other agents of a target business will not engage in such conduct for which we might be held responsible. If such officers, employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operation.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, including the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised
Gross proceeds(1)
Offering	$60,000,000		$69,000,000
Proceeds from insider warrant purchase	2,265,000		2,265,000

Total Gross Proceeds	62,265,000		71,265,000

Offering expenses(2)
Underwriting discount (7.0% of gross proceeds, 4.0% of which is payable at closing and 3.5% of which is payable upon consummation of a business combination)	$4,200,000	(3)	$4,830,000 (3)
Legal fees and expenses(4)	350,000		350,000
Miscellaneous expenses	65,931		65,931
Printing and engraving expenses	65,000		65,000
Accounting fees and expenses	40,000		40,000
American Stock Exchange Listing Fee	70,000		70,000
SEC registration fee	4,201		4,201
FINRA filing fee	14,183		14,183
Total Estimated Expenses	4,809,315		5,439,315
Total net proceeds	57,455,685		65,825,685

Proceeds Held in Trust
Net proceeds from the offering and insider warrant purchase	57,455,685		65,825,685
Deferred Underwriting Discount(3)	2,100,000		2,415,000

Total proceeds held in trust	59,405,685		68,090,685

Not held in trust	150,000		150,000

Use of net proceeds not held in trust, including up to $1,350,000 net of taxes earned from amounts held in trust account(5)
Payment of administrative fee to Surfmax ($7,500 per month for 24 months)	$180,000		(12.0)%
Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	500,000		(33.3)%
Due diligence of prospective target businesses by officers, directors, existing stockholders or special advisors	300,000		(20.0)%
Legal and accounting fees relating to SEC reporting obligations	200,000		(13.3)%
Working capital to cover miscellaneous expenses, D&O insurance, taxes, general corporate purposes, dissolution obligations and reserves	320,000		(21.3)%

Total	$1,500,000		(100.0)%

(1)	Excludes the $100 payment from Morgan Joseph for its purchase option, proceeds from the sale of Units under the purchase option and the proceeds from the exercise of any Warrants.

(2)	Approximately $130,000 of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the AMEX filing fee and a portion of the legal and audit fees, have been paid from the funds we received from our Chief Executive Officer and President and from 2020 International Capital Group Limited, described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(3)	For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $2,100,000 (or $2,415,000 if the over- allotment option is exercised in full) all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(4)	The legal fees in excess of $350,000 payable to Seyfarth Shaw LLP, our legal counsel, have been deferred and are not payable by us if we do not consummate a business combination.

(5)	The amount of proceeds not held in trust will remain constant at $150,000 even if the over-allotment is exercised. In addition to the offering of units by this prospectus, Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his wife Yanmei May Yang and Jianming Yu, one of our directors, collectively own approximately 67% of the outstanding securities, and Surfmax II, a company currently wholly owned by Mr. Lu, have committed to purchase from us the insider warrants (for an aggregate purchase price of approximately $2,265,000). The purchase price of the warrants will be funded by the shareholders of the purchaser. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$59,405,685, or $68,090,685 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $2,265,000 we will receive from the sale of the insider warrants, will be placed in a trust account at LaSalle Bank National Association with LaSalle Bank National Association Chicago, Illinois serving as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in US “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to $1,350,000 of interest income, net of taxes, that may be released to us to fund operating expenses, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

We have agreed to pay Surfmax Corporation, a company wholly-owned by George Lu, our Chief Executive Officer and President, $7,500 per month for office space and general and administrative services. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Other than the $7,500 administrative fees to Surfmax Corporation described above, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, special advisors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by officers, directors, existing stockholders or special advisors” and “Working capital to cover miscellaneous expenses, D&O insurance, taxes, general corporate purposes, dissolution obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $1,500,000, including the $150,000 from the net proceeds that will not be deposited in the trust account and the interest earned on the funds in the trust account of up to $1,350,000, net of taxes, that may be released to us to fund our working capital requirements and that will be added to our excess working capital. We intend to use the excess working capital (approximately $320,000) for director and officer liability insurance premiums (approximately $75,000), with the balance of $245,000 being held in reserve for tax payments and in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in US “government securities” so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. The allocation of net proceeds not held in trust represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. The funds used to pay the representative of the underwriters will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account.

Our Chief Executive Officer and President has advanced to us a total of $50,000 and 2020 International Capital Group Limited, a company controlled by our executive officers has advanced to us a total of $80,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and legal and audit fees and expenses. The $80,000 from 2020 International Capital Group Limited was funded by its members. The $50,000 loan will be payable without interest on the earlier of December 17, 2007 or the consummation of this offering. The $80,000 loan will be payable without interest on the earlier of April 5, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on the stockholder’s portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At August 31, 2007, our net tangible book value was a deficiency of $658,763 or approximately $(0.35) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at August 31, 2007 would have been $40,201,670 or $5.65 per share, representing an immediate increase in net tangible book value of $6.00 per share to the existing stockholders and an immediate dilution of $2.35 per share or 29.33% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $17,821,698 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $2,100,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units offered by this prospectus and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.35)
Increase to existing stockholders attributable to new investors	6.00

Pro forma net tangible book value after this offering		5.65

Dilution to new investors		$2.35

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	1,875,000	20.0%	$25,000	0.04%	$0.013
New investors	7,500,000	80.0%	$60,000,000	99.96%	$8.00

	9,375,000	100.0%	$60,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(658,763)
Proceeds from this offering assuming payment of deferred underwriting expenses	55,205,685
Proceeds from sale of insider warrants	2,265,000
Offering costs paid or accrued in advance and excluded from net tangible book value before this offering	665,946
Less: Proceeds held in trust subject to conversion to cash(1)	(17,196,198)

$40,281,670

Denominator:
Shares of common stock outstanding prior to this offering	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to conversion	(2,249,999)

7,125,001

(1)	Excludes the deferred underwriting discounts and commissions ($0.28 per unit) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

CAPITALIZATION

The following table sets forth our capitalization at August 31, 2007 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	August 31, 2007
	Actual	As Adjusted(1)
Note payable to stockholders	$127,291	$—

Total debt	$127,291	$—

Common stock, $.0001 par value, -0- and 2,249,999 shares which are subject to possible conversion, shares at conversion value	$—	$17,196,198	(2)

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 25,000,000 shares authorized; 1,875,000 shares issued and outstanding, actual; 7,125,001 shares issued and outstanding (excluding 2,249,999 shares subject to possible conversion), as adjusted	188	713
Additional paid-in capital	24,812	40,288,275
Deficit accumulated during the development stage	(17,817)	(17,817)

Total stockholders’ equity	7,183	40,271,170

Total capitalization	$134,474	$57,467,368

(1)	Includes the $2,265,000 we will receive from the sale of the insider warrants.

(2)	Excludes the deferred underwriting discounts and commissions ($0.28 per unit) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $2,100,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 21, 2006 to serve as a vehicle to acquire, through a merger, stock exchange, asset acquisition or other similar business combination, an operating business that either (1) is located in China, (2) has its principal operations located in China, or, (3) in our view, would benefit from establishing operations in China. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in effecting a business combination. There are no limitations on our ability to incur debt or issue equity securities in order to consummate a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units and the sale of the insider warrants described below, after deducting offering expenses of approximately $4,809,315 (or $5,439,315 if the over-allotment option is exercised in full), including underwriting discounts of approximately $4,200,000 (or $4,830,000 if the over-allotment option is exercised in full) will be approximately $59,555,685 (or $68,240,685 if the over-allotment option is exercised in full). This amount includes $2,100,000 (or $2,415,000 if the over-allotment option is exercised in full) of the underwriting discounts and commissions due which the underwriters have agreed will not be payable unless and until we consummate a business combination. Accordingly, $59,405,685 (or $68,090,685 if the over-allotment option is exercised in full) of the net proceeds of this offering will be held in trust and the remaining $150,000 in either case will not be held in trust. We may also use up to $1,350,000, net of taxes, from the trust account interest earned on the funds in the trust account to fund expenses related to investigating and selecting a target business, income and other taxes and our working capital requirements.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to complete a business combination with a target business and to pay our expenses relating thereto. The funds used to pay the representative of the underwriters will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including the up to $1,350,000 of interest income, net of taxes, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective business combination candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business with which to complete a business combination and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $180,000 for the administrative fee payable to Surfmax Corporation, which is owned by George Lu, our Chief Executive Officer and President ($7,500 per month for two years), $500,000 of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $300,000 of expenses for the due diligence and investigation of a target business by our officers, directors, existing stockholders and, to the extent that we elect to engage them, special advisors, $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, and $320,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $80,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

In December 2006, George Lu, our Chief Executive Officer and President advanced an aggregate of $50,000 to us for payment of offering expenses on our behalf. In April 2007, 2020 International Capital Group Limited, a company controlled by our executive officers, advanced an aggregate of $80,000 to us for payment of offering expenses on our behalf which amount was funded by the members of 2020 International Capital Group Limited. The $50,000 loan will be payable without interest on the earlier of December 17, 2007 or the consummation of this offering, and the $80,000 loan will be payable without interest upon the earlier of April 5, 2008 and the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his spouse and one of our directors, collectively own approximately 67% of the outstanding securities, and Surfmax II, an entity in which Mr. Lu currently owns all of the outstanding securities, also irrevocably committed to purchase 2,265,000 warrants at $1.00 per warrant (for an aggregate purchase price of approximately $2,265,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 550,000 units. The representative’s unit purchase option is exercisable on a cashless basis at $10.00 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in this offering. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. This option will be valued at the date of issuance; however, for illustrative purposes, at January 31, 2007 we estimate that the fair value of this option is approximately $1,537,046 using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 41.6%, (2) risk-free interest rate of 4.263% and (3) expected life of 5 years. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

PROPOSED BUSINESS

Introduction

We were organized under the laws of the State of Delaware on August 21, 2006. We were formed with the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an operating business that either (1) is located in China, (2) has its principal operations located in China, or, (3) in our view, would benefit from establishing operations in China. Evaluation of these factors will involve subjective judgment by management, which will give us a great deal of discretion in determining whether a prospective target business is appropriate to pursue. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combinations under consideration and we have not (nor has anyone on our behalf) contacted any prospective target businesses or had any discussions, formal or otherwise, with respect to such a transaction.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in China’s political, economic and social policies as well as certain fundamental changes affecting China and its neighboring countries. We believe that China represents both a favorable environment for making business combinations and an attractive operating environment for a target business for several reasons, including:

•

prolonged economic expansion within China, evidenced by gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005, 10.2% in the first quarter of 2006 and 10.9% in the second quarter of 2006 (National Bureau of Statistics of China);

•	attractive valuations for target businesses within China;

•	increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	favorable labor rates and efficient, low-cost manufacturing capabilities;

•

the recent entry of China into the World Trade Organization, the global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the US; and

•

China’s public equity markets are not as well developed and active as the equity markets within the US and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the US equity markets.

We believe that these factors and others should enable us to complete a business combination with an attractive target business on favorable terms.

Notwithstanding these facts, there are various political and country risks of business combinations in China including, among others, the risk that we may be unable to enforce our rights in China, that China may revert back to former policies regarding privatization of businesses and that relations between China and other countries, including the US, may deteriorate leading to reduced trade.

Our competitive strengths

We believe our specific competitive strengths to be the following:

•

Experienced Private Equity Investors.    A number of our executive officers and directors have a decade or more of experience in advising, acquiring, financing and selling private and public Chinese companies in various industries and collectively have over 60 years of such experience. Currently our directors collectively serve on the boards of ten publicly-traded companies, most of which are listed on the Stock Exchange of Hong Kong Limited or the Shanghai Stock Exchange and one of which is listed on the New York Stock Exchange, and have extensive experience in corporate governance, corporate strategy and business management in both China and in the US. Some members of the board are active partners in leading private equity funds in China and have extensive contacts and transactional experience ranging from sourcing and execution to management and exit. The team has successfully executed complex China related transactions and has experience in managing the process of obtaining governmental and regulatory approvals, conducting business, legal and financial due diligence, managing cross border transactions and maintaining compliance requirements within different jurisdictions.

•

Experience Working as a Group.    Certain members of our management team have worked together, on transactions involving China-based companies. At Xingda International, Mr. Zhang, our Executive Director and Vice President, serves as Chief Financial Officer, and our Chief Executive Officer and Chief Financial Officer, Mr. Lu and Mr. Koo, along with one of our directors, Mr. Sharp, serve as members of the board of directors. At Kingsoft Corporation, Mr. Lei, one of our directors, serves as Chief Executive Officer and Mr. Lu serves as a director. During the course of our management team’s involvement with Xingda International it has become the largest steel cord producer in China, one of the largest manufacturers of tire reinforcement material in the world and a public company listed on the Stock Exchange of Hong Kong Limited.

•

Extensive Public, Private Equity and Mergers and Acquisitions Contacts.    Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry. We believe that we have strong working relationships with the principals and intermediaries who constitute our most likely source of transactions. In addition, our management team, through its present and past membership on various boards and through its operation and management of Chinese companies, has developed a network of business relationships with other board members that greatly extends its access to privately held companies in China. We believe that these contacts will be important in generating acquisition opportunities for us.

•

Management Operating Experience.    Our management team has acquisition and operating experience in a number of businesses in various industries, such as industrial manufacturing, software and tires. We believe that this breadth of industry operational experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over other management teams who have little or no direct operating experience. This experience will also be very helpful in identifying, acquiring and retaining experienced operating managers—a process that management believes is the key to the longer term success of our company.

Government Regulations

Government regulations relating to foreign exchange controls

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005.

According to Notice 75:

•

prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in China, each Chinese resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•

an amendment to the registration with the local SAFE branch is required to be filed by any Chinese resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fundraising by such offshore company; and

•

an amendment to the registration with the local SAFE branch is also required to be filed by such Chinese resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a division, (4) a long term equity or debt investment, or (5) the provision of any security to a foreign party.

Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant Chinese residents to penalties under Chinese foreign exchange administration regulations.

As a corporation organized under the laws of Delaware in the US, and therefore a foreign entity, if we purchase the assets or equity interest of a Chinese company owned by Chinese residents through an offshore company, such Chinese residents will be subject to the registration procedures described in Notice 75. Moreover, Chinese residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules and other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such Chinese residents, over whom we have no control. In addition, we cannot assure you that such Chinese residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are Chinese residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

The principal regulations governing foreign exchange in China are the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China unless the prior approval of the SAFE is obtained. Foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be inspected annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On October 21, 2005, the SAFE issued Circular No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.” Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for Chinese investments are permitted as long as proper foreign exchange rules are complied with.

Regulation of foreign currency exchange and dividend distribution foreign currency exchange

Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the China’s State Administration of Foreign Exchange, or SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign

Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Government regulations relating to taxation

According to China’s Income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax (“EIT”) rate of FIEs is 33%, which will be reduced to 25% effective January 1, 2008, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from China by a foreign enterprise which has no establishment in China is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations or under a bilateral tax treaty. The profit derived by a foreign investor from an FIE is currently exempted from the 20% withholding tax. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our stockholders following a business combination to pay corporate withholding taxes.

Dividend distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;

•	The Detailed Implementing Rules for the Sino-foreign Equity Joint Venture Law (1983), as amended;

•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•	The Detailed Implementing Rules for the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•	The Wholly Foreign-owned Enterprise Law (1986), as amended; and

•	The Detailed Implementing Rules for the Wholly Foreign-owned Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation on State-owned Property Rights

The acquisition of a China state-owned company is subject to stringent governmental regulation. The governing legislation is the Provisional Regulations on Using Foreign Investment to Reorganize State-owned Enterprises promulgated by SAIC and SAFE on 8 November 2002, effective from 1 January 2003 and the Provisional Measures on the Administration of the Transfer of State-Owned Property Rights in Enterprises promulgated by the SASAC and the MOF on 31 December 2003, effective from 1 February 2004.

As a matter of principle, the transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange”, and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation”. The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee.

In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must use its existing assets to pay to the employees all unpaid wages and social welfare payments and other fees.

Effecting a Business Combination

General

We have not been engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable business combination candidate, nor have we engaged or retained any agent or other representative to identify or locate such a business combination candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business (a) either (1) be located in China, (2) have its principal operations located in China, or, (3) in our view, would benefit from establishing operations in China and (b) have a fair market value of at least 80% of our net assets at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business combinations on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, stockholders or, to the extent we engage them, special advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business that either (1) is located in China, (2) has its principal operations located in China, or, (3) in our view, would benefit from establishing operations in China, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will consider a potential target to have “principal operations located in China” if it either has a majority of its operations or personnel located in China, has the principal market for its products or services in China, or has a significant portion of its revenue subject to taxation by China or a significant portion of its business subject to Chinese regulation. We will consider a potential target to “benefit from establishing operations in China” if, in our view the target could significantly gain operational efficiencies, develop market opportunities, or improve supply chain efficiency by establishing operations in China. Evaluation of these factors will involve subjective judgment by management, which will give us a great deal of discretion in determining whether a prospective target business is appropriate to pursue.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refuses to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business that we complete a business combination with must have a fair market value equal to at least 80% of our net assets at the time of such business combination, although we may complete a business combination with a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. In lieu of, or in addition to, raising additional funds, we may also seek investors to directly acquire a portion of the target business in connection with our consummation of a business combination. Such investors may include, among others, private equity funds and other collective investment vehicles and may include entities affiliated with our officers, directors, special advisors or stockholders. In selecting prospective co-investment partners, we may consider a number of factors including any special expertise that a co-investor could provide with respect to the operation of a proposed target. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. As it is likely that the target business will be a foreign entity, such investment banking firm need not be a member of the Financial Industry Regulatory Authority. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. Although management has not consulted with any investment banker in connection with such an opinion, it is possible that the opinion would only be able to be relied upon by our board of directors and not by our stockholders. We will need to consider the cost in making a determination as to whether to hire an investment bank that will allow our stockholders to rely on its opinion, and will do so unless the cost is substantially (approximately $50,000) in excess of what it would be otherwise. In the event that we obtain an opinion that we and the investment banker believe cannot be relied on by our stockholders, we will include disclosure in the proxy statement providing support for that belief. While our stockholders might not have legal recourse against the investment banking firm in such case, the fact that an independent expert has evaluated, and passed upon, the fairness of the transaction is a factor our stockholders may consider in determining whether or not to vote in favor of the potential business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and our liabilities as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We will only consummate a business combination in which we acquire majority voting control of the target. With respect to business combinations which involve co-investors, we will measure majority voting control based on the equity interests to be acquired and controlled by us, and not on equity interests acquired by the co-investors. The key factors that we will rely on in determining majority voting control would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. However, in connection with a reverse merger or other transaction in which we issue a substantial number of new shares to acquire a target, our stockholders immediately prior to the transaction may own less than a majority of our shares subsequent to the transaction.

Lack of business diversification

Our business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such business combination, as discussed above, although this process may entail the simultaneous business combinations of multiple operating businesses. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously complete a business combination with multiple businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that George Lu, Louis Koo or Yuxiao Zhang will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements with management of the target business in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our second amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually will be taken only if the business combination is approved and consummated. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least ten business days prior to such record date.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. However, our existing stockholders, officers and directors have agreed that they will vote these shares in favor of any proposed business combination presented to stockholders for approval. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the opportunity to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest except for up to $1,350,000, net of taxes, that may be released to us to fund our working capital requirements, (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $7.92 or $0.08 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder votes against the business combination but fails to properly exercise his or her redemption rights, such stockholder will not have his or her shares of common stock redeemed for his or her pro rata distribution of the trust account. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to approximately 29.99% of the public stockholders may exercise their conversion rights and the business combination may still proceed.

Liquidation if no business combination

Our second amended and restated certificate of incorporation provides that we will continue in existence only until                     , 2009 [twenty four months from the date of this prospectus]. This provision may not be amended without the affirmative vote of 95% of the shares issued in this offering, except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                     , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by                     , 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any remaining interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our management has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses from us.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.92, or $0.08 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we engage to assist us in any way in connection with our search for a target business and to whom we owe money, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Our executive officers, one of our directors, Jianming Yu, and certain entities they control have agreed to indemnify us, jointly and severally, for our debts to vendors, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92 plus interest then held in the trust account. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after                     , 2009 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a public acquisition company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Second amended and restated certificate of incorporation

The form of our second amended and restated certificate of incorporation, which will be filed prior to the consummation of this offering, requires that we obtain the affirmative vote of holders of 95% of the shares issued in this offering to amend certain provisions of our certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the second amended and restated certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 58 public acquisition companies that have completed initial public offerings in the US with more than $7.6 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for public acquisition companies that are still in the registration process but have not completed initial public offerings and there are likely to be more public acquisition companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than public acquisition companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that with the net proceeds of this offering there may be numerous potential target businesses with which we could complete a business combination, our ability to compete in completing a business combination with certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the business combination of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•

our obligation to convert shares of common stock held by our public stockholders into cash to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the US public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in completing a business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 221 Boston Post Road East, Suite 410, Marlborough, MA 01752. The cost for this space is included in the $7,500 per-month fee Surfmax Corporation, an investment management company wholly owned by Mr. Lu, will charge us for office space, utilities, and administrative services, including technology and secretarial support, commencing on the effective date of this prospectus pursuant to a letter agreement between us and Surfmax Corporation. We believe, based on rents and fees for similar services in the Marlborough metropolitan area, that the fee charged by Surfmax Corporation, is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. We do not have employment agreements with any of these individuals and they are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as each deems necessary to our affairs.

Periodic Reporting and Audited Financial Statements

As of the date of this prospectus, our units, common stock and warrants will be registered under the Securities Exchange Act of 1934, as amended, and we will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not complete a business combination with a target business if audited financial statements cannot be obtained for the target business. Additionally, we will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, US generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements that are prepared in accordance with, or which can be reconciled to, US generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with US generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to complete a business combination with the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our directors.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The $57,050,685 of net offering proceeds plus the $2,265,000 we will receive from the sale of the insider warrants will be deposited into a trust account at LaSalle Bank National Association maintained by LaSalle Bank National Association, acting as trustee.	$50,220,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $57,050,685 of net offering proceeds plus the $2,265,000 we will receive from the sale of the insider warrants held in trust will only be invested in US “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the US.

Limitation on fair value or net assets of target business	The initial target business that we complete a business combination with must have a fair market value equal to at least 80% of our net assets at the time of such business combination.	We would be restricted from completing a business combination with a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Morgan Joseph has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our second amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will dissolve and liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account of up to an aggregate of $1,350,000, net of taxes, to fund expenses related to investigating and selecting a target business, income and other taxes and our other working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except with respect to interest earned on the funds in the trust account, up to $1,350,000, net of taxes, that may be released to us, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
George Lu	43	Chairman of the Board, Chief Executive Officer and President
Louis Koo	51	Vice Chairman, Chief Financial Officer, Treasurer and Principal Accounting Officer
Yuxiao Zhang	37	Executive Director and Vice President – Business Development
William Hsu	41	Director
Jun Lei	37	Director
William Sharp	65	Director
Donald Sull	44	Director
Jianming Yu	35	Director

G. George Lu has been our Chairman of the Board, Chief Executive Officer and President since our inception in August 2006. Since November 1997, Mr. Lu has been the President of Surfmax Corporation, a company focused on investments in private companies based in China, which he founded. From January 1998 to July 1999, Mr. Lu served as a founding executive and the Chief Technology Officer of uBid, Inc., a US based online auction company which conducted its initial public offering on NASDAQ in December 1998. Since its inception in December 2004, Mr. Lu has served as Vice Chairman of Xingda International Holdings Limited, a manufacturer of tire steel reinforcement material in China that is publicly traded on the Stock Exchange of Hong Kong Limited. Mr. Lu serves as Chairman of the International Development and Investment Committee, a member of the Nomination Committee and a member of the Executive Committee. Mr. Lu also currently serves as a director of Kingsoft Corporation, a China-based software and online games company. Mr. Lu serves as Chairman of the Nominating Committee and as a member of the Audit Committee of Kingsoft. In addition, Mr. Lu served or currently serves as officer, director or advisor in privately-held companies that he founded or invested in individually or, in certain instances, on behalf of Surfmax. Mr. Lu received a B.S. from Huazhong Normal University in Wuhan, China, and a M.S. from the University of Memphis.

Louis F. Koo has been our Vice Chairman, Chief Financial Officer, Treasurer and Principal Accounting Officer since January 2007. Since October 2002, he has been a managing director of Hercules Capital Limited, a financial advisory company focused on corporate finance, M&A, private equity and project financing services to Hong Kong and Chinese enterprises, which he founded. From September 2000 to May 2002, he was Chief Executive Officer of Silvernet Group Limited, a company jointly owned by an affiliate of China Construction Bank and Warburg Pincus focusing on investing in technology enabled companies in China. From November 1989 to August 2000 he was managing director and head of corporate finance of ABN Amro Asia Corporate Finance Limited. Mr. Koo currently serves on the board of the following publicly-traded companies on the Stock Exchange of Hong Kong Limited: Weichai Power Company, Li Ning Company, China Communications Construction, Xingda International Holdings Limited, Midland Holdings, Midland IC&I, Maxitech International Holdings and Good Friend International; and chairs the Audit Committee of each of these companies. Mr. Koo is a Hong Kong Securities and Futures Commission registered Investment Adviser and a Member of Hong Kong Institute of Certified Public Accountants. Mr. Koo received a B.S. from the University of California, Berkeley.

Yuxiao Zhang has been Executive Director and Vice President – Business Development since January 2007. Since January, 2000 Mr. Zhang has been Chief Financial Officer of Jiangsu Xingda, the predecessor of Xingda International and Chief Financial Officer and Executive Director of Xingda International Holdings Limited since inception. He also serves as Chairman of the Executive Committee and member of the International Development and Investment Committee. Mr. Zhang played a pivotal role in the reorganization, management transformation and IPO of Xingda International. From December 1994 to December 1999 he was Vice President of Clemente Capital Asia Limited in which position he personally visited hundreds of companies in China assessing them for potential investments. Prior to that, he worked for Cathay Fund, which invested in Chinese companies. Mr. Zhang received a B.S. from Fudan University.

William Hsu has been a member of our Board of Directors since January 2007. Since January 2007, Mr. Hsu has served as general partner of CDH Venture Capital Management Company, which manages a venture capital fund that invests primarily in China. From January 1996 to September 2006, Mr. Hsu served at GIC Special Investments Pte. Ltd. (GIC SI) in various capacities, the last of which was Senior Vice President. GIC SI is the private equity arm of the Government of Singapore Investment Corp. Pte. Ltd., which manages the long-term reserves of the Government of Singapore. It is one of the largest private equity investors in the world. While at GIC SI, Mr. Hsu invested and managed GIC SI’s investments in many sectors in China including manufacturing and industrial, semiconductors, consumer products, technology and financial institutions. Mr. Hsu received a B.S. and a M.S. from the University of California, Berkeley.

Jun Lei has been a member of our Board of Directors since January 2007. Since October 1998, Mr. Lei has served as President and a director of Kingsoft Corporation, a China-based software and online games company. From January 1992 to October 1998, Mr. Lei served in various capacities at Kingsoft including general manager and software developer. From April 2000 to March 2005 Mr. Lei served as founder and chairman of Joyo.com, a China-based e-commerce company, which, during his tenure, was sold to Amazon.com. Since November 2003, Lei has served as on the Board of Directors of Wuhan University. In addition, Mr. Lei is active in private investments and currently serves as director or advisor in privately-held companies that he founded or invested in individually or on behalf of syndications, including joint investments with Mr. Lu. Mr. Lei received a B.S. from Wuhan University.

William Sharp has been a member of our Board of Directors since January 2007. Since 2001, Mr. Sharp has served as President of Global Industrial Consulting, a consulting firm. Since 1998, Mr. Sharp has been a director of Ferro Corp, a New York Stock Exchange listed company that produces performance materials where he serves as chairman of the Audit Committee and as a member of the Compensation Committee and the Finance Committee. From 1964 to 2000, Mr. Sharp served at Goodyear Tire and Rubber Company in various capacities, including President of the North American Tire division, President of the Global Support Operations and President of its Europe, Middle East and Africa division. Since August 2005, Mr. Sharp has been a director of Xingda International Holdings Limited where he serves as Chairman of the Compensation and Management Development Committee and a member of the Audit Committee. Mr. Sharp has actively advised leading global private equity investors in their investments in China including GIC. Mr. Sharp received a B.S. from Ohio State University.

Dr. Donald Sull has been a member of our Board of Directors since January 2007. Since July, 2004, Dr. Sull has served as an Associate Professor of Management Practice and Faculty Director of the Global Business Consortium of the London Business School. From January 2001 to June 2004, Dr. Sull served as Assistant Professor of Business Administration at Harvard Business School. Dr. Sull has also published a number of books and articles on the Chinese economy including Made in China, which was named one of the eight best business books of the year by the Financial Times for 2005. From 1988 to 1990, Dr. Sull served as an executive in the Clayton, Dubilier and Rice (CD&R) leveraged buyout of the Uniroyal-Goodrich Tire Company. From 1986 to 1988, Dr. Sull served as a consultant at McKinsey & Company. Mr. Sull received an A.B. from Harvard University and an M.B.A. with distinction, and a D.B.A. from Harvard Business School.

Dr. Jianming Yu has been a member of our Board of Directors since January 2007. Since June 2005, Dr. Yu has served as Chief Executive Officer of New Horizon Fund, a private equity fund which he co-founded. From December 2004 to June 2005, Dr. Yu served as general manager of Beijing Xuan Da Investment Company Ltd. From September 2003 to March 2005, Dr. Yu served as Chief Executive Officer and a director of Beijing Rui Feng Trust and Investment Co. Ltd. From May 2002 to August 2003, Dr. Yu served as Chief Executive Officer of Beijing Qi Jie Yuan Medicine Co. Ltd. From October 2000 to May 2002, Dr. Yu served as a consultant at McKinsey and Company. Dr. Yu received a B.S. with highest distinction from Tsinghua University, a PhD in Cell Biology from Harvard University and an MBA in Marketing and Finance from Kellogg School of Management, Northwestern University.

Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jun Lei, Donald Sull and Jianming Yu, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of William Hsu and William Sharp, will expire at the second annual meeting. The term of the third class of directors, consisting of George Lu, Louis Koo and Yuxiao Zhang, will expire at the third annual meeting.

Our Board of Directors will play a key role in identifying and evaluating prospective business combination candidates, selecting the target business, and structuring, negotiating and consummating its business combination. The skills and expertise of these individuals, their collective access to business combination opportunities and ideas, their contacts and their transactional expertise should enable them to successfully identify and effect a business combination.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Surfmax Corporation, a company wholly-owned by George Lu, our Chief Executive Officer and President, $7,500 per month for office space and general and administrative services. This arrangement is being agreed to by Surfmax Corporation for our benefit and is not intended to provide Mr. Lu compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other officer or director has a relationship with or interest in Surfmax Corporation. Other than this $7,500 monthly fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all expense reimbursements made to members of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval, in each instance taking into account the amount and purpose of the expense incurred and generally accepted standards in the industry. There is no limit on the amount of these out-of-pocket expenses, except that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income of up to $1,350,000, net of taxes, on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or otherwise available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination in which case reimbursement is likely to be negotiated with the owners of the target business. and there will be no review of the reasonableness of the expenses by anyone other than our audit committee and board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, William Hsu, Jun Lei, William Sharp and Donald Sull will be our independent directors, constituting half of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present. In order to comply with the American Stock Exchange requirement that a majority of the board be comprised of independent directors, we will add an independent director within one year of the consummation of this offering.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of William Sharp, as chairman, Jun Lei and Dr. Jianming Yu. We have determined that each of Mr. Sharp and Mr. Lei is an independent director under the American Stock Exchange’s listing standards. As permitted by the rules of the American Stock Exchange, Dr. Yu will only serve on the audit committee until we add an additional independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards, provided that as is permitted by the rules of the American Stock Exchange, we may have one director who is not an independent director serve on the audit committee for no more than one year after the consummation of this offering. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that William Sharp satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Jun Lei, as chairman, William Sharp and Donald Sull, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective upon consummation of this offering, we will establish a compensation committee of the board of directors, which will consist of Dr. Jianming Yu, as chairman, William Hsu and Donald Sull. Each of Mr. Hsu and Mr. Sull is an independent director under the American Stock Exchange’s listing standards. This committee will be responsible for recommending the compensation of our executive officers. As is permitted by the rules of the American Stock Exchange, Dr. Yu will only serve on the compensation committee until we add an additional independent director.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Certain members of our management are currently affiliated with the following such entities that focus on making investments in other companies. Certain members of our management are currently affiliated with the following such entities. George Lu, our Chief Executive Officer and President, is President of Surfmax Corporation, a company whose primary investment focus is on private companies based in

China. Louis Koo, our Chief Financial Officer and Treasurer, is managing director of Hercules Capital Limited, a financial advisory company focused on corporate finance, M&A, private equity and project financing services to Hong Kong and Chinese enterprises. William Hsu, one of our directors, is general partner of CDH Venture Capital Management Company, which manages a venture capital fund that invests primarily in China. Dr. Jianming Yu, one of our directors, is Chief Executive Officer of New Horizon Fund, a private equity fund. In addition, our officers and directors serve as officers and directors of the following companies which, while not having investments as a main focus may have a business interest in opportunities found by our officers and directors: Yuxiao Zhang, our Executive Director and Vice President – Business Development, is Chief Financial Officer and Executive Director of Xingda International Holdings Limited, and Messrs. Lu and Koo and Sharp serve on the board of directors of Xingda. Jun Lei, one of our directors, is President and a director of Kingsoft Corporation, and Mr. Lu serves on the board of directors of Kingsoft. Mr. Koo is a director of Weichai Power Company, Li Ning Company, China Communications Construction, Midland Holdings, Midland I C & I, Maxitech International Holdings and Good Friend International. Mr. Sharp is a director of Ferro Corp.

•

The ability of Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his wife Yanmei May Yang and Jianming Yu, one of our directors, collectively own approximately 67% of the outstanding securities, and of Surfmax II, an entity in which Mr. Lu currently owns all of the outstanding securities, to exercise their respective insider warrants on a cashless basis may cause our Chief Executive Officer and President who is a member of Win Wide and Surfmax II and director who is a members of Win Wide to have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise. Several factors could impact management’s determination regarding redemption, including the performance and prospects of any acquired businesses, the market value of our common stock and general market conditions.

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Our officers and directors may in the future become affiliated with entities, including other public acquisition companies, engaged in business activities similar to those intended to be conducted by our company.

•

The initial shares directly and beneficially owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his wife Yanmei May Yang and Jianming Yu, one of our directors, collectively own approximately 67% of the outstanding securities, and Surfmax II will own warrants which will expire worthless if a business combination is not consummated. Additionally, while the insider warrants have been registered for resale under the registration statement of which this prospectus forms a part, Win Wide and Surfmax II have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. To enforce this agreement, the warrants, like the initial shares, will be placed into an escrow account maintained by LaSalle Bank, National Association, acting as escrow agent and will not be released until after we have completed a business combination. In addition, until the earlier of a business combination or the liquidation of the trust account, Mr. Lu and his spouse and Mr. Yu have agreed not to sell, assign or otherwise transfer, pledge or otherwise encumber the Win Wide capital stock owned by them (subject to certain limited exceptions) and Mr. Lu has agreed to the same restrictions with respect to his membership interests in Win Wide and Surfmax II. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate with which to effect a business combination.

•

Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely fashion and securing the release of their stock from escrow.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. They have agreed to vote any such shares in favor of a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. As further described below we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he or she might have. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities that otherwise may be attractive to us, unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. However, we do not have any other written policies covering potential conflicts nor do we provide for a specified period of time that one of the other companies may have to consider an opportunity before permitting our officers and directors to offer the opportunity to us.

In order to minimize the creation of additional potential conflicts of interest, each of our officers and directors have also agreed not to become an officer, director or principal shareholder of any entity which is engaged in, or with respect to an identified target for a business combination, will be engaged in, business activities similar to those intended to be conducted by the Company until the earliest of a business combination, our dissolution or such time as he or she ceases to be an officer or director.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning the majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. These existing stockholders will have the same rights as other public stockholders with respect to such shares, including liquidation rights if no business combination is completed within 24 months of this offering and voting rights in connection with a potential business combination. However, they have agreed to vote these shares in favor of any proposed business combination that is presented to our stockholders. Accordingly, any purchase of our shares by our officers and directors, including all of our existing shareholders, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that our existing shareholders have in a business combination being consummated, it is possible that our existing stockholders will acquire securities from public stockholders who have elected to redeem their shares of our common stock in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 30% or more public stockholders would have elected their redemption rights, or 51% of our public stockholders would have voted against the business combination, but for the purchases made by our existing stockholders). The existing stockholders currently do not anticipate acquiring additional shares of our common stock in the offering or the aftermarket. However, they may decide to do so in the future. Although we do not know for certain the factors that would cause our existing stockholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

We will not pursue a business combination with any company that is currently a portfolio company of or otherwise affiliated with, or has received a financial investment from, any of the companies with which our existing stockholders, executive officers or directors are affiliated. For example, we would not be able to acquire companies in which our executive officers or directors are currently passive investors, companies of which our officers and directors are currently officers or directors or companies in which our officers and directors are currently invested through an investment vehicle controlled by them. On the other hand, while we do not intend to pursue such a transaction with respect to any future portfolio or affiliated companies, we are not prohibited from pursuing such a transaction. To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our public stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of any business combination, including, without limitation, business combinations with entities affiliated with our existing shareholders or business combinations where entities affiliated with our existing shareholders co-invest with us.. We currently do not anticipate entering into a business combination with an entity that may in the future be affiliated with any of our existing stockholders.

In lieu of, or in addition to, raising additional funds, we may also seek investors to directly acquire a portion of the target business in connection with our consummation of a business combination, provided, however, that we must acquire majority voting control of the target in such a business combination with such control determined solely on the basis of the equity interests acquired and controlled by us, and not on equity interests acquired by the co-investors. Such investors may include, among others, entities affiliated with our officers and directors. The personal and financial interests of our directors and officers may influence their motivation in structuring a business combination to permit co-investment in this fashion rather than seeking sources of additional capital for us. Such interests may also influence the motivation of our officers and directors in structuring the terms of such co-investment, including, without limitation, the portions of the business combination allocated to us and to co-investors, the representation of such co-investors in the governing body and management of the target company and the right of the co-investors to approve certain significant actions of the target company, such as a sale of the target company. To the extent that we were to co-invest with affiliates of our officers and directors, such transactions would be subject to our policies with respect to transactions with affiliates set forth in the section entitled “Certain Transactions”, including without limitation, the requirement that the transaction be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties as determined by our disinterested independent directors (or, if there are no independent directors, our disinterested directors).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of November     , 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchases of units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Insider Purchases			After Offering and Insider Purchases
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
2020 International Capital Group Limited(2)	1,312,504		70.00%	1,312,504	14.00%
2020 Strategic Investments, LLC(2)(3)	1,312,504		70.00%	1,312,504	14.00%
Louis Koo	1,382,816	(3)	73.75%	1,382,816	14.75%
George Lu(4)	726,433		38.74%	726,433	7.75%
Yuxiao Zhang(5)	201,562		10.75%	201,562	2.15%
Jianming Yu(6)	201,562		10.75%	201,562	2.15%
William Hsu	70,312		3.75%	70,312	0.75%
William Sharp	70,312		3.75%	70,312	0.75%
Jun Lei	70,312		3.75%	70,312	0.75%
Donald Sull	70,312		3.75%	70,312	0.75%
All directors and executive officers as a group (eight individuals)	1,875,000		100.00%	1,875,000	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Surfmax Corporation 221 Boston Post Road East, Suite 410, Marlborough, MA 01752.

(2)	Includes 1,312,504 shares of common stock held by 2020 Strategic Investments, LLC, a Nevis company. 2020 International Capital Group Limited, a Cayman Islands company, has voting and dispositive power of the 1,312,504 shares directly owned by 2020 Strategic Investments, LLC as its sole manager. Mr. Lu, Mr. Koo, Mr. Zhang and Mr. Yu directly or indirectly own 49.99%, 10.0%, 10.0% and 10.0%, respectively of the common shares of 2020 International Capital Group Limited and they constitute all of the members of the management committee of 2020 International Capital Group Limited. The balance of the common shares of 2020 International Capital Group Limited are held by a trust organized under the laws of the Cayman Islands for which Mr. Koo serves as trustee. The trust is intended to serve as an equity incentive plan to provide equity compensation for persons who are subsequently employed by 2020 International Capital Group Limited by providing such persons with the opportunity to purchase common shares of 2020 International Capital Group Limited from the trust. None of our officers or directors are beneficiaries of this trust and none of the current Shareholders of 2020 International Capital Group Limited may receive any economic benefit from the trust. Mr. Lu, Mr. Zhang and Mr. Yu disclaim any beneficial ownership of the shares owned by 2020 Strategic Investments, LLC. Pursuant to a advisory agreement with 2020 Strategic Investments, LLC, 2020 International Capital Group Limited will receive 100% of the profits generated by the 1,312,504 shares of common stock owned by 2020 Strategic Investments, LLC in excess of a preferred return to Mr. Koo, the sole member of 2020 Strategic Investments, LLC, of $3,750 per year (the “Preferred Return”), effectively giving 2020 International Capital Group Limited an economic interest in the 1,312,504 shares of common stock owned by 2020 Strategic Investments, LLC.

(3)	Includes 1,312,504 shares of common stock held by 2020 Strategic Investments, LLC, a company wholly owned by Mr. Koo.

(4)	Reflects the ownership by Mr. Lu of 49.99% of the membership interests of 2020 International Capital Group Limited, which has the right to receive 100% of the profits generated by the 1,312,504 shares of common stock owned by 2020 Strategic Investments, LLC after the Preferred Return. Accordingly, Mr. Lu may be deemed to effectively own 656,121 shares of our common stock in addition to the 70,312 shares of our common stock that he owns directly. However, as noted in footnote (2) above, 2020 International Capital Group Limited has sole voting and investment power with respect to all of the 1,312,504 shares of our common stock that are held by 2020 Strategic Investments, LLC.

(5)	Reflects the ownership by Mr. Zhang of 10.0% of the membership interests of 2020 International Capital Group Limited, which has the right to receive 100% of the profits generated by the 1,312,504 shares of common stock owned by 2020 Strategic Investments, LLC after the Preferred Return Accordingly, Mr. Zhang may be deemed to effectively own 131,250 shares of our common stock in addition to the 70,312 shares of our common stock that he owns directly. However, as noted in footnote (2) above, 2020 International Capital Group Limited has sole voting and investment power with respect to all of the 1,312,504 shares of our common stock that are held by 2020 Strategic Investments, LLC.

(6)	Includes 70,312 shares owned by Fame Mount Limited, a British Virgin Islands company wholly owned and controlled by Mr. Yu. Reflects the ownership by Mr. Yu of 10.0% of the membership interests of 2020 International Capital Group Limited, which has the right to receive 100% of the profits generated by the 1,312,504 shares of common stock owned by 2020 Strategic Investments, LLC after the Preferred Return. Accordingly, Mr. Yu may be deemed to effectively own 131,250 shares of our common stock in addition to the 70,312 shares of our common stock that he owns through Fame Mount Limited. However, as noted in footnote (2) above, 2020 International Capital Group Limited has sole voting and investment power with respect to all of the 1,312,504 shares of our common stock that are held by 2020 Strategic Investments, LLC.

The figures in the preceding table do not include an aggregate of 1,860,000 shares of common stock issuable upon exercise of warrants held by Win Wide, an entity in which Mr. Lu, his spouse, and Mr. Yu collectively own approximately 67% of the equity interests, and 405,000 shares of common stock issuable upon exercise of warrants held by Surfmax II, an entity in which Mr. Lu currently owns all of the equity interests, that are not exercisable and will not become exercisable within 60 days.

2020 Strategic Investments, LLC has entered into an advisory agreement with 2020 International Capital Group Limited pursuant to which 2020 International Capital Group Limited will provide advisory services to 2020 Strategic Investments, LLC and will receive 100% of the profits generated by the 1,312,504 shares of common stock owned by 2020 Strategic Investments, LLC after the Preferred Return. Mr. Lu, Mr. Koo, Mr. Zhang and Mr. Yu directly or indirectly own 49.99%, 10.0%, 10.0% and 10.0%, respectively of the common shares of 2020 International Capital Group Limited. Any indirect economic benefit that Messrs. Lu, Koo, Zhang and Yu may derive from shares of our common stock as a result of their ownership interests in 2020 Strategic Investments, LLC is not reflected in the above table. None of our officers or directors will be paid any form of compensation by 2020 International Capital Group Limited or 2020 Strategic Investments, LLC for their services to the company. Until the earlier of six months after a business combination or the liquidation of the trust account, Mr. Lu, Mr. Koo, Mr. Zhang and Mr. Yu have each agreed in their respective letter agreements that their respective interests in 2020 International Capital Group Limited will not be sold, assigned or otherwise transferred, pledged or encumbered, subject to certain limited exceptions such as transfers to immediate family members upon the interest holder’s death and trusts for estate planning purposes. In addition, these letter agreements provide that 2020 International Capital Group Limited will not issue any equity securities that would dilute the respective interests of Mr. Lu, Mr. Koo, Mr. Zhang or Mr. Yu by more than 20% of their respective interests in 2020 International Capital Group Limited, as described above.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock

(assuming none of them purchase any additional units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 20% including without limitation, those held individually by our officers and directors and those held by 2020 Strategic Investments, LLC, of our issued and outstanding common stock upon the consummation of this offering.

All of the initial shares outstanding prior to the date of this prospectus including without limitation, those held individually by our officers and directors and those held by 2020 Strategic Investments, LLC, will be placed in escrow with LaSalle Bank National Association, as escrow agent, until the earliest of:

•	six months following the consummation of a business combination; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except in limited circumstances such as transfers upon death to immediate family members or transfers to trusts established for their benefit, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares. The escrow agreement governing the escrow account does not provide for release of the shares (or, as described below, the warrants) under any terms other than those described herein. Our underwriters are third party beneficiaries of the escrow agreement, and the agreement cannot be modified or changed without the prior consent of Morgan Joseph. Our public stockholders are not third party beneficiaries to the agreement.

As discussed above, two of our stockholders are 2020 Strategic Investments, LLC (wholly-owned by Mr. Koo) and Fame Mount Limited (wholly owned by Mr. Yu). Until the earlier of six months after a business combination or the liquidation of the trust account, Mr. Koo and Mr. Yu have each agreed in their respective letter agreements that their respective interests in 2020 Strategic Investments, LLC and Fame Mount Limited will not be diluted, sold, assigned or otherwise transferred, pledged or encumbered, subject to certain limited exceptions such as transfers to immediate family members upon the interest holder’s death and trusts for estate planning purposes. In addition, these letter agreements provide that 2020 International Capital Group Limited will not issue any equity securities that would dilute the respective interests of Mr. Lu, Mr. Koo, Mr. Zhang or Mr. Yu by more than 20% of their respective interests in 2020 International Capital Group Limited, as described above. 2020 Strategic Investments, LLC and Fame Mount Limited would, however, continue to have the same escrow restrictions with respect to our securities.

Selling Stockholders and Plan of Distribution

Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his spouse Yanmei May Yang and Jianming Yu, one of our directors, collectively own approximately 67% of the outstanding securities, and Surfmax II, an entity in which Mr. Lu currently owns all of the equity interests, have irrevocably committed to purchase the insider warrants (for an aggregate purchase price of $2,265,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants may be exercisable on a cashless basis so long as such warrants are held by Win Wide, Surfmax II or by our officers, directors and special advisors, if any, or their affiliates.

Win Wide was formed and capitalized on March 10, 2004. The names of its equityholders, the amounts of their initial capital contribution and their current percentage ownership of Win Wide are as follows:

Equityholder	Capital Contribution	Percentage Ownership
George Lu	$45,477	45.48%
Yanmei Yang	18,072	18.07%
Michael Deng	3,012	3.01%
Hong Ding	3,012	3.01%
Renzhi Zhou	2,108	2.11%
TBF Partners, LLC	1,205	1.21%
Junping Yang	3,012	3.01%
Xinghua Wu	13,856	13.86%
Jianze Ma	6,024	6.02%
Wei Xin	1,205	1.21%
Jianming Yu	3,012	3.01%

Surfmax II was formed on October 19, 2007. Mr. Lu is currently the sole equityholder of Surfmax II, and he will make an initial capital contribution of $405,000 prior to the closing of the sale of the warrants.

Win Wide has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination except for transfers to shareholders of Win Wide in proportion to their ownership of the capital stock of Win Wide. The shareholder transferees of the insider warrants are permitted to transfer such warrants in certain limited circumstances, such as transfers upon death to their immediate family members or transfers to trusts established for their benefit, and the transferees receiving such insider warrants will be subject to the same transfer restrictions imposed on the initial purchaser and its shareholder transferees. Surfmax II has agreed to the same restrictions with respect to the insider warrants owned by it. To enforce these agreements, the warrants will be placed into an escrow account maintained by LaSalle Bank, National Association, which will act as escrow agent and will not be released until after we have completed a business combination.

In addition, Mr. Lu, his spouse and Mr. Yu have agreed not to sell, assign or otherwise transfer, pledge or encumber, the capital stock of Win Wide that they own until the earliest to occur of our completion of a business combination or liquidation of the trust account. Mr. Lu, his spouse and Mr. Yu are permitted to transfer their Win Wide capital stock in certain limited circumstances such as transfers upon death to their immediate family members or transfers to trusts established for their benefit and the transferees receiving such Win Wide capital stock will be subject to the same transfer restrictions imposed on the initial owners. Mr. Lu has agreed to the same restrictions with respect to his membership interests in Surfmax II.

Subject to the foregoing restrictions on transfer, we have registered for resale under the registration statement of which this prospectus forms a part the insider warrants and underlying shares of common stock that will be sold to these selling stockholders. They are offering an aggregate of 2,265,000 warrants (as well as the 2,265,000 shares of common stock underlying such warrants).

If the selling stockholders effect transactions to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers. These discounts, concessions or commissions may be in excess of those customary for the types of transactions involved.

The selling stockholders and any broker, dealer or agent that assists in the sale of the common stock may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act. Accordingly, any profit on the sale of common stock by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all of the costs, expenses and fees incident to the registration of the securities offered under this prospectus. The selling stockholders are responsible for any costs, expenses and fees related to the offer and sale of the common stock to the public, including brokerage commissions, fees and discounts of underwriters, brokers, dealers and agents.

George Lu, Louis Koo and Yuxiao Zhang are our “promoters” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In August 2006, we issued 100 shares of our common stock to the individual set forth below for $100 in cash, at a purchase price of $1.00 per share, as follows:

Name	Number of Shares	Relationship to Us
George Lu	100	Chairman of the Board, Chief Executive Officer and President

In January 2007, we issued 1,874,900 shares of our common stock to the individuals set forth below for $24,900 in cash, at a purchase price of approximately $0.013 per share, as follows:

Name	Number of Shares	Relationship to Us
2020 Strategic Investments, LLC	1,312,504	Owner is Louis Koo, the Company’s Vice Chairman of the Board, Chief Financial Officer, Treasurer and Principal Accounting Officer
George Lu	70,212	Chairman of the Board, Chief Executive Officer and President
Louis Koo	70,312	Vice Chairman of the Board, Chief Financial Officer, Treasurer and Principal Accounting Officer
Yuxiao Zhang	70,312	Executive Director and Vice President - Business Development
Fame Mount Limited(1)	70,312	Owner is Jianming Yu, one of our Directors
William Hsu	70,312	Director
William Sharp	70,312	Director
Jun Lei	70,312	Director
Donald Sull	70,312	Director

(1)	Fame Mount Limited is a British Virgin Islands company.

If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his spouse Yanmei May Yang and Jianming Yu, one of our directors, collectively own approximately 67% of the outstanding securities, and Surfmax II, an entity in which Mr. Lu currently owns all of the outstanding equity securities, have irrevocably committed, pursuant to a warrant purchase agreement with us, to purchase the insider warrants (for an aggregate purchase price of $2,265,000 of which $1,860,000 will be paid by Win Wide and $405,000 by Surfmax II) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants were priced in relation to what we believe will be the market price for our warrants at the time the common stock and warrants commence separate trading based upon the trading prices of similar warrants of other public acquisition companies. The purchase price for the insider warrants will be delivered to the trust account of LaSalle Bank National Association. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis in the manner described under “Description of Securities – Warrants” so long as such warrants are held by Win Wide, by Surfmax II, by our officers, directors and special advisors, if any, or their affiliates. Additionally, Win Wide and Surfmax II have agreed that the insider warrants will not be sold, transferred, pledged or otherwise encumbered by them until after we have completed a business combination. To enforce this agreement, the warrants will be placed into an escrow account maintained by LaSalle Bank, National Association, which will act as escrow agent, and will not be released until after we have completed a business combination.

Also, Mr. Lu, his spouse and Mr. Yu have agreed not to sell, transfer, pledge or otherwise encumber the capital stock in Win Wide which they own until the earliest to occur of our completion of a business combination or liquidation of the trust account, except in certain limited circumstances such as transfers upon death to immediate family members or transfers to trusts established for their benefit. Mr. Lu has agreed to the same restrictions with respect to his membership interests in Surfmax II.

As of the date of this prospectus, our Chief Executive Officer and President and 2020 International Capital Group Limited, a company controlled by our executive officers, has advanced to us an aggregate of $50,000 and $80,000 respectively to cover expenses related to this offering. The $50,000 loan will be payable without interest on the earlier of December 17, 2007 or the consummation of this offering. The $80,000 loan will be payable without interest on the earlier of April 5, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We have agreed to pay Surfmax Corporation, a company wholly-owned by George Lu, our Chief Executive Officer and President, $7,500 per month for office space and general and administrative services. This arrangement is being agreed to by Surfmax Corporation for our benefit and is not intended to provide Mr. Lu compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our existing stockholders, officers and directors or their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, except that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income of up to $1,350,000 net of taxes on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or otherwise available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination in which case reimbursement is likely to be negotiated with the owners of the target business. Our audit committee will review and approve all expense reimbursements made to members of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval, in each instance taking into account the amount and purpose of the expense incurred and generally accepted standards in the industry. Other than our audit committee and the board, the expenses reimbursed will only be reviewed by a court of competent jurisdiction if such reimbursement is challenged. Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers, directors or special advisors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors as defined in the American Stock Exchange listing standards (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

There are no current agreements between us and any of our officers or directors who may be considered “promoters” under the federal securities laws with respect to compensation for services. Any such agreements that we may enter into in the future will be subject to the terms set forth in the preceding paragraphs.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 25,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by nine stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Morgan Joseph has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights discussed below. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of our net assets at the time of such acquisition which would be in violation of a condition to the consummation of our initial business combination, and as a consequence, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our second amended and restated certificate of incorporation, if we do not consummate a business combination by                     , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our second amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.25 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been terminated or exercised and we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option issued to Morgan Joseph), with the prior consent of Morgan Joseph,

•	in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call our warrants for redemption, our officers, directors and special advisors (or their affiliates, including, without limitation, Win Wide and Surfmax II) would still be entitled to exercise the insider warrants initially issued to Win Wide and Surfmax II for cash or on a cashless basis. If these warrants are exercised on a cashless basis, the holder of the insider warrants would pay the exercise price by surrendering his warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our officers, directors and special advisors or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain insiders, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. While we have described the material terms of the warrants in this prospectus, you should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 550,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol TTY.U on or promptly after the date of this prospectus. Once the securities comprising the units begin trading separately, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols TTY and TTY.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Of such shares, (i) 100 shares would not be eligible for sale under Rule 144 prior to August 21, 2007 and (ii) 1,874,900 shares would not be eligible under Rule 144 prior to January 31, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 1,875,000 initial shares have been placed in escrow and will not be transferable for a period of six months following the consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The insider warrants have been registered for resale under the registration statement of which this prospectus forms a part. However, our officers, directors and special advisors (and their affiliates, including, without limitation Win Wide) have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. To enforce this agreement, the warrants will be placed into an escrow account maintained by LaSalle Bank National Association, which will act as escrow agent, and will not be released until after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 105,000 if the over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange or on the NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a public acquisition company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a public acquisition company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below each of whom for which Morgan Joseph & Co, Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.
GunnAllen Financial
Legend Merchant Group
Maxim Group LLC

Total	7,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. No sales will be made to any customer discretionary accounts that the underwriters may manage.

Pricing of Securities

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for completing a business combination with an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operating in any specific industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.56	$4,200,000	$4,830,000
Proceeds before expenses(2)	$7.44	$55,800,000	$64,170,000

(1)	$2,100,000 of the underwriting discounts ($2,415,000 if the underwriters exercise their over-allotment option in full) will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)	The offering expenses are estimated at $609,310.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 550,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 550,000 units, the 550,000 shares of common stock and the 550,000 warrants underlying such units, and the 550,000 shares of common stock underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,537,046, using an expected useful life of five years, expected volatility of 41.6%, and a risk-free interest rate of 4.263%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions.    The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, as long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids.    The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We have no agreement, commitment or understanding with any of the underwriters for assistance in connection with a potential business combination or additional capital raising activities and have no intention of entering into such an agreement, commitment or understanding. If any of the underwriters provides services to us after the offering, we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Seyfarth Shaw LLP, Chicago, Illinois. The legal fees in excess of $350,000 payable to Seyfarth Shaw LLP in connection with this offering have been deferred and are not payable by us if we do not consummate a business combination. Ungaretti & Harris LLP, Chicago, Illinois, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Grobstein, Horwath & Company LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Grobstein, Horwath & Company LLP are included in reliance upon their report given upon the authority of Grobstein, Horwath & Company LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

2020 CHINACAP ACQUIRCO, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Index	F-1

Report of Independent Registered Public Accounting Firm	F-2

Financial statements

Balance Sheets as of August 31, 2007 and December 31, 2006	F-3

Statements of Operations for the periods from January 1, 2007 to August 31, 2007, August 21, 2006 (date of inception) to December 31, 2006 and August 21, 2006 (date of inception) to August 31, 2007 (Cumulative)

F-4

Statement of Stockholders’ Equity for the Period from August 21, 2006 (date of inception) through August 31, 2007	F-5

Statements of Cash Flows for the periods from January 1, 2007 to August 31, 2007, August 21, 2006 (date of inception) to December 31, 2006 and August 21, 2006 (date of inception) to August 31, 2007 (Cumulative)

F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

2020 ChinaCap Acquirco, Inc.

We have audited the accompanying balance sheets of 2020 ChinaCap Acquirco, Inc. (a development stage company) as of August 31, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for each of the periods from January 1, 2007 to August 31, 2007, August 21, 2006 (date of inception) to December 31, 2006 and August 21, 2006 (date of inception) to August 31, 2007 (cumulative). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2020 ChinaCap Acquirco, Inc. as of August 31, 2007 and December 31, 2006, and the results of its operations and its cash flows for each of the periods from January 1, 2007 to August 31, 2007, August 21, 2006 (date of inception) to December 31, 2006 and August 21, 2006 (date of inception) to August 31, 2007 (cumulative) in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming 2020 ChinaCap Acquirco, Inc. will continue as a going concern. As discussed in note 1, the Company’s business plan is currently dependent upon completion of a public offering and successfully effecting a Business Combination. Also, the Company currently has a net loss, negative working capital and has no revenue or operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California

October 16, 2007, except for Notes 1, 2 and 8 as to which the date is November 7, 2007

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

BALANCE SHEETS

	August 31, 2007	December 31, 2006
ASSETS

Current assets:
Cash and cash equivalents	$54,550	$9,988
Deferred offering costs	665,946	54,389

Total assets	$720,496	$64,377

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accrued offering costs	$575,099	$9,745
Payable to stockholder	10,923	10,823
Notes payable to stockholders	127,291	47,534

Total current liabilities	$713,313	$68,102

COMMITMENTS

Shareholders’ equity:
Preferred stock - par value of $0.0001 per share, 1,000,000 shares authorized, nil issued and outstanding	$—	$—
Common stock - par value of $0.0001 and $0.01 per share, 25,000,000 and 3,000 shares authorized, 1,875,000 and 100 shares issued and outstanding	188	1
Additional paid-in capital	24,812	99
Deficit accumulated during the development stage	17,817	(3,825)

Total shareholders’ equity (deficit)	$7,183	$(3,725)

Total liabilities and shareholders’ equity	$720,496	$64,377

See accompanying notes to financial statements

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

STATEMENTS OF OPERATIONS

	January 1, 2007 To August 31, 2007	August 21, 2006 (date of inception) To December 31, 2006	August 21, 2006 (date of inception) To August 31, 2007 (Cumulative)
Revenue	$—	$—	$—

Organization costs	13,992	3,825	17,817

Net loss	$(13,992)	$(3,825)	$(17,817)

Net loss per share – basic and diluted	$(0.01)	$(38.25)

Weighted average shares of common stock outstanding – basic and diluted	1,643,443	100

See accompanying notes to financial statements

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

STATEMENT OF SHAREHOLDERS’ EQUITY

(In U.S. dollars, except share data)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Common shares issued on inception at $0.01 per share	100	$1	$99	$—	$100
Net loss	—	—	—	(3,825)	(3,825)

Balance at December 31, 2006	100	$1	$99	$(3,825)	$(3,725)
Issuance of common shares at $0.0001 per share	1,874,900	187	24,713	—	24,900
Net loss	—	—	—	(13,992)	(13,992)

Balance at August 31, 2007	1,875,000	$188	$24,812	$(17,817)	$7,183

See accompanying notes to financial statements

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

STATEMENTS OF CASH FLOWS

	January 1, 2007 To August 31, 2007	August 21, 2006 (date of inception) To December 31, 2006	August 21, 2006 (date of inception) through August 31, 2007 (Cumulative)
Cash flows from operating activities:
Net loss	$(13,992)	$(3,825)	$(17,817)

Net cash (used in) operating activities	(13,992)	(3,825)	(17,817)

Cash flows from financing activities:
Proceeds from issuance of common stocks	24,900	100	25,000
Proceeds from issuance of note payable to stockholder	80,000	50,000	130,000
Principal payments on note payable	(243)	(2,466)	(2,709)
Payment of offering costs	(46,103)	(33,821)	(79,924)

Net cash provided by financing activities	58,554	13,813	72,367

Net increase in cash and cash equivalents	44,562	9,988	54,550
Cash and cash equivalents, beginning of the period	9,988	—	—

Cash and cash equivalents, end of the period	$54,550	$9,988	$54,550

Supplemental schedule of non-cash financing activity:
Accrual of deferred offering costs	$565,354	$9,745	$575,099
Deferred offering costs advanced by stockholders	$100	$10,823	$10,923

See accompanying notes to financial statements

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1.     Organization, Business Operations and Summary of Significant Accounting Policies

2020 ChinaCap Acquirco, Inc. (the “Company”) was incorporated in Delaware on August 21, 2006 as a public acquisition company whose objective is to acquire an operating business that either: (1) is located in the People’s Republic of China, the Hong Kong Special Administrative Region or the Macau Special Administrative Region (collectively, “China”), (2) has its principal operations located in China, or, (3) in the view of the Board of Directors of the Company, would benefit from establishing operations in China. Upon formation, the authorized share capital was 3,000 shares of common stock with par value of $0.01 per share. According to the preorganization subscription agreement dated August 18, 2006 with the director and initial stockholder, the Company issued 100 shares of common stock with par of $0.01 per share to the initial stockholder at $1.00 each. On January 31, 2007, the initial stockholder and the director effected several changes to the Company’s corporate structure by consent in lieu of a special meeting, and amended its Certificate of Incorporation as follows:

•	Increased the number of the authorized shares of the Company’s common stock from 3,000 to 25,000,000, with par value of $0.0001 per share;

•	Authorized 1,000,000 shares of preferred stock, with par value of $0.0001 per share; and

•

Provided that, absent a duly authorized amendment to the Certificate of Incorporation upon the consummation of a Business Combination, the Company will continue in existence only until the date that is twenty-four (24) months from the Effective Date of the Proposed Offering “the Liquidation Date”.

In addition to effecting the proceeding amendments to the company’s Certificate of Incorporation, the Company also issued an additional 1,874,900 shares of common stock with par value of $0.0001 per share for $24,900 by unanimous written consent in lieu of a special meeting of the Board of Directors dated as of January 31, 2007.

At August 31, 2007, the Company had not yet commenced any operations. All activities through August 31, 2007 were related to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 7,500,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in China (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Upon the closing of the Proposed Offering, management has agreed that at least $7.92 per Unit of the proceeds from the Proposed Offering, net of all applicable discounts and commissions but inclusive of $0.28 per Unit in deferred underwriting compensation and the proceeds of the sale of the Insider Warrants (as defined below), will be delivered to a trustee to be deposited and held in a trust account for the benefit of the Company, Morgan Joseph & Co. Inc. (“Morgan Joseph”), the holder of the Insider Warrants and the holders of the Company’s Common Stock ( the “Trust Account”). The corpus of the Trust Account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

1.    Organization, Business Operations and Summary of Significant Accounting Policies (Continued)

in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s executive officers and Dr. Jianming Yu, one of the Company’s directors, and certain entities controlled by these executive officers and Dr. Yu have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted or for products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,350,000 of interest earned on the Trust Account balance, net of taxes, may be released to the Company to fund working capital requirements. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

If the Company has not completed a Business Combination by the Liquidation Date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Summary of Significant Accounting Policies

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

1.    Organization, Business Operations and Summary of Significant Accounting Policies (Continued)

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 7,500,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,125,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant(s)”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.25 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.0% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, to Morgan Joseph to purchase 550,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,537,046 ($2.795 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 41.6%, (2) risk-free interest rate of 4.263% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

3.    Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

3.    Deferred Offering Costs (Continued)

The Company’s legal counsel has agreed to cap its legal fees at $350,000, provided that any excess fees shall be paid by the Company upon the completion of a Business Combination. Total legal fees payable included in deferred offering costs as of August 31, 2007 amounts to $602,079.

4.    Note Payable to Stockholder

In December 2006, the Company issued a $50,000 unsecured promissory note to one of its Initial Stockholders, who is also an officer and director of the Company. Under the terms of the note, as amended, the Company may reduce the amount of the note payable by offsetting any funds advanced by the Company to third parties at the direction of the lender. The amount of the note payable has been reduced in this manner to $47,291 and $47,534 as of August 31, 2007 and December 31, 2006 respectively. The note payable is non-interest bearing and is payable on the earlier of December 17, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount. In April 2007, the Company issued a $80,000 unsecured promissory note to 2020 International Capital Group Limited, the beneficial owner of a majority of the outstanding shares of stock of the Company. The note payable is non-interest bearing and is payable on the earlier of April 5, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5.    Payable to stockholder

A stockholder of the Company has advanced funds to settle certain deferred offering costs on behalf of the Company. The advances are non-interest bearing and are payable on demand.

6.    Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of August 31, 2007, no preferred stock is issued and outstanding. The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7.    Income Tax

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $6,058 at August 31, 2007. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 31, 2007. The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

8.    Commitments

The Company presently occupies office space provided by a company owned by the Company’s Chairman of the Board, Chief Executive Officer and President. Such entity has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as utilities, administrative, technology and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such entity $7,500 per month for such services commencing on the effective date of the Proposed Offering.

2020 CHINACAP ACQUIRCO, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

8.    Commitments (Continued)

Pursuant to letter agreements between each of the Initial Stockholders, the Company and Morgan Joseph, upon consummation of the Proposed Offering, the Initial Stockholders will waive their rights to receive distributions with respect to the 1,875,000 founding shares in the event the Company is liquidated in accordance with its Articles of Incorporation on the Liquidation Date.

Win Wide International Ltd, a British Virgin Islands international business company (“Win Wide”), an entity in which George Lu, the Company’s Chairman, Chief Executive Officer and President, his spouse Yanmei May Yang and Jianming Yu, one of the Company’s directors, collectively own approximately 67% of the outstanding securities, and Surfmax Co-Investments II, LLC, a Delaware limited liability company in which Mr. Lu owns all of the outstanding securities, will commit to purchase privately from the Company a total of 2,265,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,265,000, the “Insider Warrants”). This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Insider Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants may be exercisable, at the holder’s option, on a “cashless basis” so long as such securities are held by such Initial Holders or their affiliates. Additionally, such purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination. If these warrants are exercised on a cashless basis, the holder of the insider warrants would pay the exercise price by surrendering his warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants.

The Company has determined that the purchase price of $1.00 per Insider Warrant is above the average trading price for warrants of similarly structured blank check companies. Accordingly, the Company believes that the purchase price of the Insider Warrants is greater than the fair value of the warrants included in the units and, therefore, the Company will not record compensation expense upon purchase of the Insider Warrants.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after these shares are released from escrow six months following the consummation of Business Combination. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

Until                             , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

2020 CHINACAP ACQUIRCO, INC.

$60,000,000

7,500,000 Units

PROSPECTUS

MORGAN JOSEPH

GunnAllen Financial

Legend Merchant Group

Maxim Group LLC

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	4,201
FINRA filing fee	14,183
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	40,000
Printing and engraving expenses	65,000
Directors & Officers liability insurance premiums	75,000	(2)
Legal fees and expenses	350,000	(3)
Miscellaneous	65,931	(4)
Total	$684,315

(1)	In addition to the initial acceptance fee of $1,500 that is charged by LaSalle Bank National Association, as trustee, the registrant will be required to pay to LaSalle Bank National Association annual fees of $3,000 for acting as trustee and $2,500 for acting as escrow agent. The registrant will also be required to pay to Continental Stock Transfer & Trust Company $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	Legal fees payable to Seyfarth Shaw LLP, our legal counsel, in excess of $350,000 have been deferred and are not payable by us if we do not consummate a business combination.

(4)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our second amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
George Lu	70,312
Louis Koo	70,312
Yuxiao Zhang	70,312
Fame Mount Limited(1)	70,312
William Hsu	70,312
William Sharp	70,312
Jun Lei	70,312
Donald Sull	70,312
2020 Strategic Investments, LLC	1,312,504

(1)	Fame Mount Limited is a British Virgin Islands company wholly owned and controlled by Jianming Yu, one of our directors.

One hundred shares were sold to George Lu on August 21, 2006 for an aggregate offering price of $100 at an average purchase price of $1.00 per share in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to a sophisticated, accredited, wealthy individual. The remaining 1,874,900 shares were issued on January 31, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities or with respect to certain persons who are non-US citizens, the exemption from registration contained in Regulation S promulgated under the Securities Act. With respect to the sales made pursuant to Regulation S, the purchasers were outside the US at the time of the sales, the sales were made pursuant to subscription agreements in which the purchasers agreed not to resell the shares except in accordance with Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and the company agreed not to register any transfer of such shares not made in accordance with those terms and the certificates issued to such purchasers were legended to reflect these transfer restrictions. Those shares issued to the individuals and entities above were sold for an aggregate offering price of $24,900 at an average purchase price of approximately $0.013 per share.

Win Wide, an entity in which George Lu, our Chief Executive Officer and President, his spouse and one of our directors, collectively own approximately 67% of the outstanding securities, and Surfmax II, an entity in which Mr. Lu owns all of the outstanding securities, have irrevocably committed to purchase from us a total of 2,265,000 warrants at $1.00 per warrant (for an aggregate purchase price of approximately $2,265,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by Win Wide and Surfmax II was made pursuant to a Warrant Purchase Agreement (the form of which was filed as Exhibit 10.16 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by Win Wide and Surfmax II are conditions outside of Win Wide’s control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Form of Second Amended and Restated Certificate of Incorporation*
3.2	Amended and Restated By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Seyfarth Shaw LLP.
10.1	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and George Lu and Yanmei May Yang.
10.2	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Louis Koo.
10.3	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Yuxiao Zhang.
10.4	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc., Fame Mount Limited and Jianming Yu.
10.5	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and William Hsu.
10.6	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and William Sharp.
10.7	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Jun Lei.
10.8	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Donald Sull.
10.9	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and 2020 Strategic Investments, LLC.
10.10	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Win Wide International Ltd.
10.11	Form of Investment Management Trust Agreement between LaSalle Bank National Association and the Registrant.
10.12	Form of Securities Escrow Agreement between the Registrant, LaSalle Bank National Association, the Initial Stockholders, Surfmax II Co-Investments II, LLC and Win Wide International Ltd.
10.13	Form of Letter Agreement between Surfmax Corporation and Registrant regarding administrative support.*
10.14	Promissory Note issued to George Lu by the Registrant.*
10.14.1	First Amendment to Promissory Note between the Registrant and George Lu.*
10.15	Promissory Note issued to 2020 International Capital Group Limited by the Registrant.*
10.16	Form of Warrant Purchase Agreement between the Company, Win Wide International Ltd. and Surfmax Co-Investments II, LLC.
10.17	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders Win Wide International Ltd and Surfmax.
10.18	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and 2020 International Capital Group Limited.
10.19	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Surfmax Co-Investments II, LLC.
23.1	Consent of Grobstein, Horwath & Company LLP.
23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).

*	Previously filed.
**	To be filed by amendment.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, MA, on the 7 day of November, 2007.

2020 CHINACAP ACQUIRCO, INC.

By:	/s/ G. GEORGE LU
G. George Lu Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/S/ G. GEORGE LU G. George Lu	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 7, 2007

/S/ * Louis Koo	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2007

/S/ * Yuxiao Zhang	Executive Director and Vice President – Business Development	November 7, 2007

/S/ * William Hsu	Director	November 7, 2007

/S/ * Jun Lei	Director	November 7, 2007

/S/ * William Sharp	Director	November 7, 2007

/S/ * Donald Sull	Director	November 7, 2007

/S/ * Jianming Yu	Director	November 7, 2007

*By G. George Lu, Power of Attorney		November 7, 2007